                                  SCHEDULE 14A

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant /X/
Filed by a party other than the Registrant / /

Check the appropriate box:
/ /  Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Section 240.14a-12

                              WOLVERINE TUBE, INC
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                           [LOGO] WOLVERINE TUBE, INC.

                              WOLVERINE TUBE, INC.
                       200 CLINTON AVENUE WEST, SUITE 1000
                           HUNTSVILLE, ALABAMA 35801


                                                          April 9, 2003

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of the Stockholders of Wolverine Tube, Inc. on Wednesday, May 14, 2003 at 8:30 a.m., local time, at The American Conference Centers, 780 Third Avenue, New York, New York 10017. We hope that many of Wolverine's stockholders will be able to attend the meeting and we look forward to greeting those in attendance.

     The notice of annual meeting and proxy statement accompanying this letter describe the specific business to be acted upon.

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THIS MEETING. WHETHER OR NOT YOU PLAN TO ATTEND IN PERSON, YOU ARE REQUESTED TO INDICATE YOUR VOTE, AND SIGN, DATE, AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.

     On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in Wolverine. The Board of Directors and the management team look forward to seeing you at the meeting.

                                          Sincerely,

                                          /s/ Dennis J. Horowitz

                                          Dennis J. Horowitz
                                          Chairman, President and
                                          Chief Executive Officer

                              WOLVERINE TUBE, INC.
                       200 CLINTON AVENUE WEST, SUITE 1000
                            HUNTSVILLE, ALABAMA 35801

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           To be held on May 14, 2003

To the Stockholders:

     Please take notice that the Annual Meeting of the Stockholders of Wolverine Tube, Inc., a Delaware corporation, will be held on Wednesday, May 14, 2003 at 8:30 a.m., local time, at The American Conference Centers, 780 Third Avenue, New York, New York 10017 for the following purposes:

     1.   To elect three (3) Class I directors to each serve a three-year term.

     2. To ratify the appointment of Ernst & Young LLP as the independent auditors of Wolverine for the fiscal year ending December 31, 2003.

     3.   To approve and adopt the Wolverine Tube, Inc. 2003 Equity Incentive
          Plan.

     4. To transact such other business as may properly come before the meeting.

     Stockholders of record at the close of business on March 31, 2003 are entitled to notice of, and to vote at, the meeting and any adjournments thereof.

                                           By Order of the Board of Directors

                                           /s/ James E. Deason

                                           James E. Deason Secretary

Huntsville, Alabama
April 9, 2003

IMPORTANT: PLEASE FILL IN, DATE, SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY IN THE POSTAGE-PAID ENVELOPE TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO EVEN THOUGH YOU HAVE ALREADY SENT IN YOUR PROXY.

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                             OF WOLVERINE TUBE, INC.

     This Proxy Statement is furnished in connection with the solicitation by the management of Wolverine Tube, Inc. of proxies for use at the Annual Meeting of Stockholders to be held on Wednesday, May 14, 2003, at 8:30 a.m., local time, at The American Conference Centers, 780 Third Avenue, New York, New York 10017, or at any adjournment thereof.

               INFORMATION CONCERNING THE SOLICITATION AND VOTING

GENERAL

     Our principal executive offices are located at 200 Clinton Avenue West, Suite 1000, Huntsville, Alabama 35801. Our telephone number is (256) 353-1310. The date of this Proxy Statement is April 9, 2003, the approximate date on which this Proxy Statement, the accompanying Proxy and the Annual Report to Stockholders for the fiscal year ended December 31, 2002, including financial statements, are first being sent or given to stockholders entitled to vote at the meeting.

     This solicitation of proxies is made on behalf of the Board of Directors (the "Board") and the associated cost will be borne by Wolverine. We have retained Georgeson Shareholder (the "Solicitor") to assist in the solicitation of proxies. We will pay approximately $6,000 in fees for the Solicitor's services and will reimburse the Solicitor for reasonable out-of-pocket expenses.

     In addition to solicitation by mail and by the Solicitor, management may use the services of its directors, officers and others to solicit proxies, personally or by telephone. Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the stock held of record by such persons, and we may reimburse them for reasonable out-of-pocket and clerical expenses incurred by them.

RECORD DATE, VOTING AND REVOCABILITY OF PROXIES

     We had outstanding on March 31, 2003 (the "Record Date"), 12,397,665 shares of Common Stock, par value $0.01 per share (the "Common Stock"), all of which are entitled to vote on all matters to be acted upon at the meeting. Our By-Laws provide that the holders of a majority of the shares issued and outstanding, present in person or represented by proxy and entitled to vote at the meeting, will constitute a quorum for the transaction of business. Each stockholder is entitled to one vote for each share of Common Stock held on the Record Date. If no instructions are given on the executed Proxy, the Proxy will be voted for all nominees and in favor of all proposals described herein. In addition, by submitting the Proxy, the stockholder authorizes the persons named on the Proxy to use their discretion in voting on any other matter brought before the Annual Meeting. As of the date of this Proxy Statement, we do not know of any other business to be considered at the Annual Meeting.

     The affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote is required for approval of all items being submitted to the stockholders for their consideration, other than the election of directors, which is determined by a plurality, if a quorum is present and voting. An automated system administered by the transfer agent tabulates the votes. Abstentions and broker non-votes are each included in the determination of the number of shares present and voting for purposes of determining the presence of a quorum. Each is tabulated separately. Neither abstentions nor broker non-votes are counted in tabulations of the votes cast for purposes of determining whether a proposal has been approved.

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by filing with our Secretary a written notice revoking it, by presenting at the meeting a duly executed proxy bearing a later date, or by attending the meeting and voting in person.

                  STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

     The following table sets forth information as of March 31, 2003, with respect to the beneficial ownership of the outstanding Common Stock by (i) stockholders known by us to own beneficially more than 5% of the outstanding Common Stock, (ii) each director, (iii) each executive officer named in the Summary Compensation Table herein, and (iv) all directors and executive officers as a group. The number of shares of Common Stock outstanding as of March 31, 2003 was 12,397,665.

                                                                    COMMON STOCK BENEFICIALLY OWNED
                                                                    -------------------------------
NAME AND ADDRESS                                                       SHARES              PERCENT
----------------                                                    ------------         ----------
AXA Financial, Inc.(1). . . . . . . . . . . . . . . . . . . . . .    1,508,783              12.2%
1290 Avenue of the Americas
New York, NY 10104

Merrill Lynch & Co. Inc.(2) . . . . . . . . . . . . . . . . . . .    1,477,800              11.9
Merrill Lynch Investment Managers
ML Small Cap Value Fund
World Financial Center, North Tower
250 Vesey Street
New York, NY 10381

Ontario Teachers' Pension Plan Board(3) . . . . . . . . . . . . .    1,120,000               9.0
5650 Yonge Street
North York, Ontario M2M 4H5 Canada

Dimensional Fund Advisors(4). . . . . . . . . . . . . . . . . . .      969,500               7.8
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401

Mellon Financial Corporation(5) . . . . . . . . . . . . . . . . .      966,043               7.8
One Mellon Center
Pittsburgh, PA 15258

Dennis J. Horowitz(6) . . . . . . . . . . . . . . . . . . . . . .      339,601               2.7

James E. Deason(7). . . . . . . . . . . . . . . . . . . . . . . .       90,124                 *

Keith J. Weil(8). . . . . . . . . . . . . . . . . . . . . . . . .       75,620                 *

Jan K. Ver Hagen(9) . . . . . . . . . . . . . . . . . . . . . . .       64,511                 *

Johann R. Manning, Jr.(10). . . . . . . . . . . . . . . . . . . .       59,361                 *

John L. Duncan(11). . . . . . . . . . . . . . . . . . . . . . . .       55,111                 *

Massoud Neshan(12). . . . . . . . . . . . . . . . . . . . . . . .       51,673                 *

Thomas P. Evans(13) . . . . . . . . . . . . . . . . . . . . . . .       52,112                 *

Gail O. Neuman(14). . . . . . . . . . . . . . . . . . . . . . . .       46,111                 *

Chris A. Davis(15). . . . . . . . . . . . . . . . . . . . . . . .       46,111                 *

W. Barnes Hauptfuhrer(16) . . . . . . . . . . . . . . . . . . . .       46,111                 *

All directors and executive officers as a group (15 persons). . .      993,036               8.0%

----------------

*    Represents less than 1%

(1) As set forth on Schedule 13G, filed with the Securities and Exchange Commission on February 12, 2003.

(2) As set forth on Schedule 13G, filed with the Securities and Exchange Commission on January 10, 2003.

(3) As set forth on Schedule 13D/A, filed with the Securities and Exchange Commission on February 21, 2003.

(4) As set forth on Schedule 13G, filed with the Securities and Exchange Commission on February 3, 2003.

(5) As set forth on Amendment 4 of Schedule 13G, filed with the Securities and Exchange Commission on January 22, 2003.

(6) Includes 238,833 shares of Common Stock subject to options exercisable within 60 days of March 31, 2003.

(7) Includes 67,298 shares of Common Stock subject to options exercisable within 60 days of March 31, 2003.

(8) Includes 58,239 shares of Common Stock subject to options exercisable within 60 days of March 31, 2003.

(9) Includes 52,511 shares of Common Stock subject to options exercisable within 60 days of March 31, 2003.

(10) Includes 42,150 shares of Common Stock subject to options exercisable within 60 days of March 31, 2003.

(11) Includes 50,111 shares of Common Stock subject to options exercisable within 60 days of March 31, 2003.

(12) Includes 38,157 shares of Common Stock subject to options exercisable within 60 days of March 31, 2003.

(13) Includes 47,111 shares of Common Stock subject to options exercisable within 60 days of March 31, 2003.

(14) Includes 46,911 shares of Common Stock subject to options exercisable within 60 days of March 31, 2003.

(15) Includes 46,111 shares of Common Stock subject to options exercisable within 60 days of March 31, 2003.

(16) Includes 46,111 shares of Common Stock subject to options exercisable within 60 days of March 31, 2003.

                      PROPOSAL ONE - ELECTION OF DIRECTORS

     The Board has nominated Ms. Davis and Messrs. Hauptfuhrer and Horowitz to be reelected as Class I directors, each for a three-year term expiring in 2006. If elected, each nominee will hold office until her/his term expires and until her/his successor is elected and qualified. Management knows of no reason why these nominees would be unable or unwilling to serve, but if any nominee should be unable or unwilling to serve, the proxies will be voted for the election of such other persons for director as management may recommend in the place of such nominee. THE BOARD RECOMMENDS VOTING "FOR" THE REELECTION OF THE THREE NOMINEES LISTED BELOW.

INFORMATION REGARDING NOMINEES

     Our Restated Certificate of Incorporation provides for the Board of Directors to be divided into three classes of directors serving staggered three-year terms. Each class shall consist, as nearly as may be practicable, of one-third of the total number of directors constituting the entire Board of Directors. As a result, approximately one-third of the Board of Directors is elected each year. The Class I directors are Ms. Davis and Messrs. Hauptfuhrer and Horowitz; the Class II directors are Messrs. Duncan and Ver Hagen; and the Class III directors are Ms. Neuman and Messrs. Deason and Evans. Directors hold office until their terms expire and their successors have been elected and qualified.

     The following table sets forth certain information for each nominee, and for each director whose term of office continues after the Annual Meeting:

NOMINEES FOR ELECTION AS CLASS I DIRECTORS WHOSE TERMS WILL EXPIRE IN 2006:

NAME                         AGE    PRINCIPAL OCCUPATION DURING THE PAST FIVE YEARS
----                         ---    -----------------------------------------------

Chris A. Davis. . . . . . .  52     Ms. Davis has been a director of Wolverine since October
                                    1997. Since April 2002, Ms. Davis has served as the Chairman of the Board and Chief Executive Officer of McLeodUSA
                                    Incorporated ("McLeodUSA"), a provider of telecommunications and related services. Ms. Davis also serves as a director
                                    and a member of the executive committee of McLeodUSA. In
                                    August 2001, Ms. Davis joined McLeodUSA as Chief Operating and Financial Officer to effect a turnaround. On January 31,
                                    2002, McLeodUSA filed for reorganization under Chapter 11 in the U.S. Bankruptcy Court for the District of Delaware.
                                    McLeodUSA's plan of reorganization was approved by the court and the Company emerged from Chapter 11 on April 16, 2002.
                                    Prior to joining McLeodUSA, Ms. Davis served as Executive
                                    Vice President, Chief Financial and Administrative Officer
                                    of ONI Systems Corporation ("ONI") from May 2000 through
                                    July 2001. Prior to ONI, Ms. Davis served as Executive Vice
                                    President, Chief Financial and Administrative Officer and a
                                    director of Gulfstream Aerospace Corporation ("Gulfstream")
                                    from July 1993 to July 1999, and as a Vice President of
                                    General Dynamics Corporation after its acquisition of
                                    Gulfstream in July 1999. Ms. Davis is a Special Limited
                                    Partner of Forstmann Little & Co. and also serves as a
                                    director of Cytec Industries, Inc. and Rockwell Collins,
                                    Inc.

NAME                         AGE    PRINCIPAL OCCUPATION DURING THE PAST FIVE YEARS
----                         ---    -----------------------------------------------

W. Barnes Hauptfuhrer . . .  48     Mr. Hauptfuhrer has been a director of Wolverine since May
                                    1998. Mr. Hauptfuhrer currently serves as Co-Head of the
                                    Corporate & Investment Banking Division of Wachovia
                                    Corporation (formerly, First Union Corporation ("First
                                    Union")), a financial services corporation, since September
                                    2001 and has served as Senior Executive Vice President of
                                    Wachovia Corporation since February 2002. Mr. Hauptfuhrer
                                    previously served as Co-Head of the Corporate & Investment
                                    Banking Division of First Union from January 2000 to
                                    September 2001, Co-Head of Investment Banking for First
                                    Union from January 1999 to December 1999, and a Managing
                                    Partner of First Union Capital Partners, a private equity
                                    investment group within First Union from April 1988 to
                                    December 1998.

Dennis J.  Horowitz . . . .  56     Mr. Horowitz has been the President and Chief Executive
                                    Officer and a director of Wolverine since March 1998, and in
                                    January 2001 he also became Chairman of the Board of
                                    Directors. Prior to joining Wolverine, Mr. Horowitz served as Corporate Vice President and President of the Americas of
                                    AMP Incorporated, a high technology electric connector and interconnection systems company, since September 1994. Mr.
                                    Horowitz also serves as a director of Aerovox Incorporated and Superconductor Technologies, Inc.

INCUMBENT DIRECTORS WHOSE TERMS WILL EXPIRE IN 2004:

NAME                         AGE    PRINCIPAL OCCUPATION DURING THE PAST FIVE YEARS
----                         ---    -----------------------------------------------

John L. Duncan. . . . . . .  69     Mr. Duncan has been a director of Wolverine since December
                                    1993. In October 2002, Mr. Duncan retired as President and
                                    Chief Executive Officer of Martin Industries, Inc.
                                    ("Martin"), a position he held since June 2000. Mr. Duncan also served as director of Martin from May 1999 through
                                    October 2002. Martin manufactures and sells pre-engineered fireplaces, gas heaters, gas logs and related equipment. On
                                    December 27, 2002, Martin filed for reorganization under
                                    Chapter 11 in the U.S. Bankruptcy Court for the Northern
                                    District of Alabama. Mr. Duncan retired as President and
                                    Chief Executive Officer of Murray Ohio Manufacturing Co., a
                                    position he held from 1987 to 1994.

Jan K. Ver Hagen. . . . . .  65     Mr. Ver Hagen has been a director of Wolverine since January
                                    1996 and served as the non-executive Chairman of the Board from May 1998 until December 2000. In 2001, Mr. Ver Hagen
                                    retired as Senior Vice President reporting to the President of Emerson Electric Co. ("Emerson"), a manufacturer and
                                    marketer of electronic and electrical products, a position he had held since 1998. Prior to rejoining Emerson, Mr. Ver
                                    Hagen was employed by United Dominion Industries, Limited as
                                    Vice Chairman in 1998, and as President and Chief Operating
                                    Officer from 1994 to 1998. Mr. Ver Hagen also serves as a
                                    director of Plexus Corp and Trustee of the University of
                                    Wisconsin Foundation and The Wisconsin Alumni Research
                                    Foundation.


INCUMBENT DIRECTORS WHOSE TERMS WILL EXPIRE IN 2005:

NAME                         AGE    PRINCIPAL OCCUPATION DURING THE PAST FIVE YEARS
----                         ---    -----------------------------------------------

James E. Deason . . . . . .  55     Mr. Deason has been a director of Wolverine since October
                                    1995, and Executive Vice President, Chief Financial Officer
                                    and Secretary of Wolverine since September 1994. Prior to
                                    joining the Company, Mr. Deason, a Certified Public
                                    Accountant, spent 19 years with Ernst & Young LLP and was a partner from 1988 until he joined Wolverine.

Thomas P. Evans . . . . . .  46     Mr. Evans has been a director of Wolverine since December
                                    1995. Mr. Evans has served as the Executive Vice President of Permal Asset Management ("Permal") since September 1999.
                                    Prior to holding that position, Mr. Evans held the positions of Senior Vice President and Chief Operating Officer from
                                    January 1999 to August 1999 and President, Emerging Markets
                                    from March 1994 to December 1998, of Permal.

Gail O. Neuman. . . . . . .  56     Ms. Neuman has been a director of Wolverine since November
                                    1997. In 2000, Ms. Neuman retired as the Vice
                                    President-Human Resources and General Counsel of Nissan
                                    Motor Manufacturing Corporation U.S.A. ("Nissan"), a vehicle manufacturer. She had been employed with Nissan since 1981.

BOARD MEETINGS AND COMMITTEES

     During 2002, the Board of Directors held six meetings. Each incumbent director attended at least 75% of the aggregate number of meetings of the Board of Directors and the Committees of which such director was a member during the last year.

     Messrs. Hauptfuhrer, Horowitz and Ver Hagen currently serve as members of the Executive Committee. The purpose of the Executive Committee is to act in the place and stead of the Board, to the extent permitted by law and our By-laws and within certain limits set by the Board, on matters that require Board action between meetings of the Board of Directors. The Executive Committee held one meeting during 2002 and acted by written consent in lieu of a meeting once.

     Ms. Neuman and Messrs. Duncan and Evans currently serve as members of the Compensation Committee. The responsibilities of the Compensation Committee are described under "Compensation Committee Report on Executive Compensation." The Compensation Committee held two meetings during 2002.

     Ms. Davis and Messrs. Hauptfuhrer and Ver Hagen currently serve as members of the Audit Committee. The Audit Committee of the Board is responsible for providing independent, objective oversight of Wolverine's accounting functions and internal controls and procedures. The Audit Committee held four meetings during 2002.

     Ms. Newman and Mr. Hauptfuhrer currently serve as members of the Nominating Committee which was established by the Board of Directors in May 2002. The Nominating Committee is responsible for recommending to the Board of Directors the selection of nominees for election as directors and determining whether to nominate incumbent directors for reelection. The Nominating Committee does not have any formal procedures established for the consideration of nominees recommended by stockholders. The Nominating Committee did not hold any meetings in 2002. In 2002, nominees for election as directors were nominated and approved by the full Board of Directors.

CORPORATE GOVERNANCE

     We have reviewed the provisions of the Sarbanes-Oxley Act of 2002 ("Sarbanes-Oxley Act"), the proposed and final rules of the U.S. Securities and Exchange Commission and the proposed new listing standards of the New York Stock Exchange regarding corporate governance policies and processes.

In anticipation of the effectiveness or adoption of final rule changes, we are reviewing Wolverine's corporate governance policies and practices, including the charters of all committees of the Board. We will amend, to the extent necessary, the standards, disclosures and charters applicable to the Board, its committees and Wolverine as a whole as final rules are adopted and become effective.

BOARD COMPENSATION

     Our 1993 Stock Option Plan for Outside Directors (the "1993 Outside Director Plan") and 2001 Stock Option Plan for Outside Directors (the "2001 Outside Director Plan," and together with the 1993 Outside Director Plan, the "Directors Plans") provide for non-qualified stock option grants to non-employee directors. Under the Director Plans, each non-employee director initially receives a non-qualified option to purchase 5,000 shares of Common Stock upon first becoming a director, and is granted a non-qualified option to purchase 1,000 shares of Common Stock automatically on each anniversary of such director's election to the Board. In order to further align directors' interests with those of stockholders, in lieu of a cash retainer, each non-employee director also receives an additional annual stock option grant under the Director Plans with a value based upon a modified Black-Scholes model. On April 11, 2002, each non-employee director received a non-qualified stock option to purchase 10,181 shares of Common Stock in lieu of a $30,000 cash retainer.

     The Director Plans are administered by the Administration Committee, which is composed of the members of the Board who are not outside directors. Options granted under the Director Plans have an exercise price on the date of grant equal to the fair market value of the Common Stock (as defined in the Director Plans). Options granted upon initial election to the Board of Directors vest at the rate of 33 1/3% per year, and options granted upon the anniversary dates of such election or in lieu of cash retainers vest immediately. Director Plan options have a term of ten years unless terminated sooner due to cessation of director status or otherwise pursuant to the Director Plans. No option granted under the Director Plans is transferable or assignable by the outside director other than by the laws of descent and distribution or to certain of the director's immediate family members or family entities. A total of 185,000 shares of Common Stock have been authorized for issuance under the 1993 Outside Director Plan and a total of 250,000 shares of Common Stock have been authorized for issuance under the 2001 Outside Director Plan.

     The 2001 Outside Director Plan was adopted to replace our 1993 Outside Director Plan, which expires on August 31, 2003. In 2002, stock options issued to non-employee directors were granted under the 1993 Outside Director Plan to the extent of the remaining shares available under that plan, and the balance of such grants were made under the 2001 Outside Director Plan. No further option grants may be made under the 1993 Outside Director Plan after its expiration; however, stock options previously granted to non-employee directors under the 1993 Outside Director Plan will remain outstanding for the duration of each such option's term. The 2001 Outside Director Plan will expire in 2011.

     In 2002, each non-employee director received $1,000 for each Board or committee meeting such director attended, and an additional $1,000 for each Board or committee meeting such director chaired. In addition, Mr. Duncan, who serves as lead independent director, received an additional $1,000 per Board meeting attended for serving in that capacity. Beginning in 2003, each non-employee director will receive $1,500 for each Board or Committee meeting attended and an additional $1,500 for each such meeting chaired, and Mr. Duncan will receive an additional $1,500 per Board meeting attended for serving as lead independent director. Employee directors do not receive additional compensation for serving on the Board.

     On April 11, 2002, non-employee directors were granted replacement options to purchase the following shares of Common Stock in exchange for eligible options cancelled on October 2, 2001 pursuant to a voluntary stock option exchange offer: Ms. Davis -3,000; Mr. Duncan--2,000; Mr. Evans--4,000; Mr. Hauptfuhrer--3,000; Ms. Neuman--3,000; Mr. Ver Hagen--4,000. See "Summary of Stock Option Exchange Offer" and "Compensation Committee Report on Executive Compensation--Stock Option Exchange Offer."

                             EXECUTIVE COMPENSATION

     The following table sets forth the compensation paid to or accrued on behalf of the Chief Executive Officer of Wolverine during 2002 and the four most highly compensated executive officers other than the Chief Executive Officer serving at December 31, 2002 (collectively, the "Named Executive Officers") for services rendered in the years ended December 31, 2002, 2001 and 2000.


                                               SUMMARY COMPENSATION TABLE

                                                                           LONG-TERM INCENTIVE AWARDS
                                              ANNUAL COMPENSATION         ----------------------------
                                       ----------------------------------  RESTRICTED   COMMON STOCK
                                                            OTHER ANNUAL     STOCK       UNDERLYING        ALL OTHER
NAME AND PRINCIPAL POSITION      YEAR    SALARY     BONUS   COMPENSATION   AWARDS (A) OPTIONS (SHARES)  COMPENSATION (B)
---------------------------      ----  ---------  --------- ------------- ----------- ----------------  ----------------
Dennis J. Horowitz. . . . . .    2002  $550,876   $240,000  $    --        $279,500       92,500 (c)        $49,003
 Chairman, President             2001   553,229    110,000       --              --       92,000             55,908
 and Chief Executive Officer     2000   543,000    140,900       --         228,273       85,000             63,680
 and Director

James E. Deason . . . . . . .    2002   233,387     41,890       --          26,591       57,308 (c)         18,283
 Executive Vice President,       2001   234,384     28,725       --              --       17,000             23,108
 Chief Financial Officer and     2000   244,372     86,420       --          63,411       16,600             27,307
 Secretary and Director

Keith I. Weil . . . . . . . .    2002   214,793     41,857       --          24,381       32,007 (c)          8,551
 Senior Vice President,          2001   215,711     26,767       --              --       24,400             14,560
 Tubing Products                 2000   209,800     68,825       --          77,108       22,300             15,966

Johann R. Manning, Jr . . . .    2002   198,633     46,617       --          20,425       26,249 (c)          6,681
 Senior Vice President,          2001   188,184     25,945       --              --       18,000             11,469
 Fabricated Products and         2000   178,677     62,350       --          66,724       13,400             12,919
 General Counsel

Massoud Neshan. . . . . . . .    2002   190,223     29,265       --          20,743       14,472                450
 Senior Vice President,          2001   191,036     21,071   36,344 (d)          --       17,000             12,779
 Technology                      2000   189,210     62,070       --          47,534       12,000             14,121

-------------------

(a) Amount of restricted stock awards based on market value on date of grant. Fifty percent of the shares vest on each of the first and second anniversaries of the date of grant. In the event that any dividends are paid with respect to the Common Stock in the future, dividends also will be paid on the restricted stock according to the same vesting schedule. As of December 31, 2002, the number of shares of restricted stock awarded to Messrs. Horowitz, Deason, Weil, Manning and Neshan for the 2000 grant was 15,241, 4,174, 5,282, 4,579 and 3,156, respectively, and the value of those shares as of December 31, 2002 was $87,026, $23,834, $30,160, $26,146 and
     $18,021, respectively. As of December 31, 2002, the number of shares of restricted stock awarded to Messrs. Horowitz, Deason, Weil, Manning and Neshan for the 2002 grant was 32,500, 3,092, 2,835, 2,375 and 2,412, respectively, and the value of those shares as of December 31, 2002 was $185,575, $17,655, $16,188, $13,561 and $13,773, respectively.

(b) The 2002 amounts include the present value costs of Wolverine's portion of 2002 premiums for split-dollar life insurance above the term coverage level provided generally to salaried employees for Messrs. Horowitz, Deason, Weil, Manning and Neshan of $47,713, $17,293, $8,188, $6,381 and $0,
     respectively.

(c) Includes replacement options granted to Messrs. Horowitz, Deason, Weil and Manning to purchase 92,500, 38,750, 15,000 and 12,000 shares of Common Stock, respectively, on April 11, 2002 in exchange for stock options cancelled on October 2, 2001 pursuant to a voluntary option exchange offer. See "Summary of Option Exchange Offer" and "Compensation Committee Report on Executive Compensation--Stock Option Exchange Offer."

(d) This amount includes reimbursement for relocation of $24,019 and an auto allowance of $10,500.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table contains information concerning the stock option grants made to the Named Executive Officers during the fiscal year ended December 31, 2002.

                                                                               POTENTIAL REALIZABLE VALUE AT
                                                                               ASSUMED RATES OF STOCK PRICE
                                                                               APPRECIATION FOR OPTION TERM
                                                                          ----------------------------------------
                                     INDIVIDUAL GRANTS                           5%                  10%
                        -----------------------------------------------   ------------------  --------------------
                         NUMBER OF    PERCENT OF
                         SHARES OF      TOTAL
                          COMMON       OPTIONS
                          STOCK        GRANTED   EXERCISE
                        UNDERLYING        TO       PRICE                  PRICE                PRICE
                          OPTIONS     EMPLOYEES     PER     EXPIRATION     PER     AGGREGATE    PER      AGGREGATE
NAME                    GRANTED (a)    IN 2002     SHARE       DATE       SHARE      VALUE     SHARE       VALUE
-----                   -----------  ----------- --------- ------------   ------   ----------  -------- ----------
Dennis J. Horowitz. . .   62,500*        11.0%     $8.60     3/23/08      $11.52   $182,500    $15.24    $415,000
                          30,000*         5.3       8.60     1/21/09       12.10    105,000     16.76     244,800

James E. Deason . . . .    1,500*         0.3       8.60     9/05/04        9.48      1,320     10.41       2,715
                           3,750*         0.7       8.60     3/21/05        9.96      5,100     11.45      10,688
                           6,000*         1.1       8.60     1/25/06       10.45     11,100     12.59      23,940
                           6,000*         1.1       8.60     2/13/07       10.96     14,280     13.85      31,500
                           2,500*         0.4       8.60     4/21/07       10.96      5,950     18.35      13,125
                           8,500*         1.5       8.60     2/25/08       11.52     24,820     15.24      56,440
                          10,500*         1.8       8.60     1/21/09       12.10     36,750     16.76      85,680
                          18,553          3.3       8.60     4/11/12       14.01    100,372     22.31     254,362

Keith I. Weil . . . . .    7,500*         0.5       8.60    11/30/08       11.52     21,900     15.24      49,800
                           7,500*         1.6       8.60     1/02/09       12.10     26,250     16.76      26,250
                          17,007          2.5       8.60     4/11/12       14.01     92,008     22.31     233,166

Johann R. Manning, Jr .    3,000*         1.3       8.60     5/28/08       11.52      8,760     15.24      19,920
                           9,000*         1.3       8.60     1/21/09       12.10     31,500     16.76      73,440
                          14,249          3.0       8.60     4/11/12       14.01     77,067     22.31     195,354

Massoud Neshan . . . .    14,472          2.5       8.60     4/11/12       14.01     78,294     22.31     198,411

----------------

(a) Includes replacement options (designated with an *) granted to the first-four Named Executive Officers shown above to purchase 92,500, 38,750, 15,000 and 12,000 of Common Stock, respectively, on April 11, 2002 in exchange for stock options cancelled on October 2, 2001 pursuant to a voluntary stock option exchange offer. Replacement options granted under the stock option exchange offer are vested to the same degree as the exchanged options would have been vested had they not been cancelled. Stock options granted in 2002 other than these replacement options vest in three equal annual installments beginning on April 11, 2003. See "Summary of Stock Option Exchange Offer" and "Compensation Committee Report on Executive Compensation--Stock Option Exchange Offer."

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUE TABLE

     The following table sets forth information with respect to the aggregate number of unexercised options to purchase Common Stock granted in all years to any of the Named Executive Officers and held by them as of December 31, 2002. There were no stock options exercised during the year ended December 31, 2002 and no unexercised in-the-money options (i.e., options that had a positive spread between the exercise price and the fair market value of the Common Stock) as of December 31, 2002.


                                                          NUMBER OF SHARES             VALUE OF
                                                          OF COMMON STOCK            UNEXERCISED
                                                             UNDERLYING             IN-THE-MONEY
                                                             UNEXERCISED             OPTIONS AT
                                                             OPTIONS AT              DECEMBER 31,
                              SHARES                     DECEMBER 31, 2002             2002 (A)
                           ACQUIRED ON     VALUE     -------------------------  -----------------------
NAME                         EXERCISE    REALIZED      VESTED        UNVESTED    VESTED       UNVESTED
----                       -----------  ----------   ----------     ----------  --------     ----------
Dennis J. Horowitz . . . .      --          --         198,167        71,333       --            --
James E. Deason. . . . . .      --          --          59,316        31,587       --            --
Keith I. Weil. . . . . . .      --          --          44,437        34,270       --            --
Johann R. Manning, Jr. . .      --          --          30,800        26,849       --            --
Massoud Neshan . . . . . .      --          --          27,667        25,805       --            --

-----------------

(a) The fair market value at December 31, 2002 was $5.71 per share of Common Stock, which was the sales price in the last transaction in the Common Stock on the New York Stock Exchange as of that date.

SUMMARY OF STOCK OPTION EXCHANGE OFFER

     In August 2001, the Compensation Committee approved a voluntary stock option exchange offer to provide all of the U.S. and Canadian employees, officers and directors of Wolverine and its subsidiaries the opportunity to surrender certain then-outstanding stock options with an exercise price of $20.00 or greater in exchange for replacement options to purchase one share of Common Stock for every two shares underlying the cancelled options, such replacement options to be granted six months and six business days after the cancellation of the surrendered options. All eligible executive officers accepted the offer to exchange their eligible options.

     The replacement stock options were granted on April 11, 2002. Replacement options granted to executive officers have an exercise price of $8.60, which was the closing price of our Common Stock on April 11, 2002, and are vested to the same degree as the original options would have been vested had they not been cancelled. The expiration date of the replacement options is the same as the surrendered options. Other terms and conditions of the replacement options are substantially similar to those of the cancelled options. See "Compensation Committee Report on Executive Compensation--Stock Option Exchange Offer."

     The following table sets forth information concerning the stock option exchange offer with respect to our executive officers. We have not previously exchanged or repriced any options or SARs held by our executive officers or any other persons.

                                              STOCK OPTION EXCHANGE OFFER
                                               TEN-YEAR OPTION REPRICINGS

                                                                                                      LENGTH OF
                       CANCELLATION    GRANT        NUMBER OF       MARKET PRICE EXERCISE          ORIGINAL OPTION
                          DATE OF      DATE OF      SECURITIES        OF STOCK   PRICE OF           TERM REMAINING
                         ORIGINAL    REPLACEMENT    UNDERLYING       AT TIME OF  ORIGINAL   NEW       AT DATE OF
                          STOCK         STOCK       REPLACEMENT      REPLACEMENT   STOCK  EXERCISE    REPLACEMENT
NAME                     OPTIONS       OPTIONS   STOCK OPTIONS (a)  OPTION GRANT  OPTIONS   PRICE    OPTION GRANT
----                   ------------- ----------- -----------------  ------------ -------- -------- ----------------
Dennis J. Horowitz . .   10/02/01     04/11/02        62,500            $8.60     $40.25    $8.60        6 years
                         10/02/01     04/11/02        30,000             8.60      22.25     8.60        7 years

James E. Deason  . . .   10/02/01     04/11/02         1,500             8.60      26.25     8.60        2 years
                         10/02/01     04/11/02         3,750             8.60      25.25     8.60        3 years
                         10/02/01     04/11/02         6,000             8.60      35.75     8.60        4 years
                         10/02/01     04/11/02         6,000             8.60      37.25     8.60        5 years
                         10/02/01     04/11/02         2,500             8.60      25.63     8.60        5 years
                         10/02/01     04/11/02         8,500             8.60      37.68     8.60        6 years
                         10/02/01     04/11/02        10,500             8.60      22.25     8.60        7 years

Keith I. Weil. . . . .   10/02/01     04/11/02         7,500             8.60      22.44     8.60        6 years
                         10/02/01     04/11/02         7,500             8.60      22.25     8.60        7 years

Johann R. Manning, Jr.   10/02/01     04/11/02         3,000             8.60      36.63     8.60        6 years
                         10/02/01     04/11/02         9,000             8.60      22.25     8.60        7 years

Garry K. Johnson . . .   10/02/01     04/11/02           640             8.60      20.88     8.60        2 years
                         10/02/01     04/11/02           400             8.60      25.25     8.60        3 years
                         10/02/01     04/11/02         1,500             8.60      35.75     8.60        4 years
                         10/02/01     04/11/02         1,500             8.60      37.25     8.60        5 years
                         10/02/01     04/11/02         1,750             8.60      37.68     8.60        6 years
                         10/02/01     04/11/02         3,750             8.60      22.25     8.60        7 years

Thomas A. Morton . . .   10/02/01     04/11/02           840             8.60      20.88     8.60        2 years
                         10/02/01     04/11/02           900             8.60      25.25     8.60        3 years
                         10/02/01     04/11/02           750             8.60      35.75     8.60        4 years
                         10/02/01     04/11/02           900             8.60      37.25     8.60        5 years
                         10/02/01     04/11/02           750             8.60      37.68     8.60        6 years
                         10/02/01     04/11/02           100             8.60      20.00     8.60        6 years
                         10/02/01     04/11/02         3,000             8.60      22.25     8.60        7 years

Samuel A. Patterson. .   10/02/01     04/11/02           500             8.60       7.68     8.60        6 years
                         10/02/01     04/11/02           150             8.60      20.00     8.60        6 years
                         10/02/01     04/11/02           750             8.60      22.25     8.60        7 years

-----------------

(a) Replacement options granted pursuant to the stock option exchange offer cover one share of Common Stock for every two shares underlying the original, cancelled options.

LONG-TERM INCENTIVE PROGRAM - AWARDS IN THE LAST FISCAL YEAR

     In January 1999, we established a Long-Term Incentive Program ("LTIP") as a method of determining annual performance-based grants of restricted stock under the 1993 Equity Incentive Plan to certain key executives, including the Named Executive Officers. Under the LTIP, the Compensation Committee may grant to such executives a fixed number of restricted shares within the first 90 days of a three-year performance cycle. Achievement of the targeted three-year average return on total capital determines whether the shares fail to vest, partially vest or vest completely. Confirmation of vesting by the Compensation Committee, if any, occurs as soon as practicable after the close of the final year of the three-year cycle. Any shares not vested at such time are forfeited. Upon expiration of the 1993 Equity Incentive Plan, the Compensation Committee intends that any future LTIP awards be made under the 2003 Equity Incentive Plan if the new plan is approved by the stockholders at the Annual Meeting.

     In 2002, after careful consideration and taking into account the overall economic environment, the Compensation Committee did not make any performance-based grants to senior executives pursuant to the LTIP that would have covered the 2002-2004 cycle.

EQUITY COMPENSATION PLAN INFORMATION

     The following table provides information with respect to shares of Common Stock that may be issued under our equity compensation plans in effect as of December 31, 2002, including our 1991 Stock Option Plan, 1993 Equity Incentive Plan, 1993 Outside Director Plan and 2001 Outside Director Plan. The table does not include information about the proposed 2003 Equity Incentive Plan which is being submitted for stockholder approval at the Annual Meeting. No grants have been made under the 2003 Equity Incentive Plan.

                                       (a)                        (b)                      (c)

                                                                                  NUMBER OF SECURITIES
                                                                                   REMAINING AVAILABLE
                             NUMBER OF SECURITIES TO       WEIGHTED-AVERAGE     FOR FUTURE ISSUANCE UNDER
                             BE ISSUED UPON EXERCISE       EXERCISE PRICE OF    EQUITY COMPENSATION PLANS
                             OF OUTSTANDING OPTIONS,      OUTSTANDING OPTIONS,    (EXCLUDING SECURITIES
PLAN CATEGORY                  WARRANTS AND RIGHTS        WARRANTS AND RIGHTS    REFLECTED IN COLUMN (A))
-------------                -----------------------     ---------------------  ---------------------------
Equity Compensation
 Plans Approved by
 Security Holders. . . . .          910,359(1)                   $11.12                  739,853(2)

Equity Compensation
 Plans Not Approved by
 Security Holders. . . . .               --                          --                       --

    Total. . . . . . . . .          910,359                      $11.12                  739,853

-------------

(1) Includes 31,518 shares of Common Stock issuable upon exercise of outstanding stock options under our 1991 Stock Option Plan as of December 31, 2002, all of which expired on April 1, 2003. The 1991 Stock Option Plan terminated pursuant to its terms on August 7, 2001, after which no further options were permitted to be granted thereunder. As of April 1, 2003, there were no stock options outstanding under the expired 1991 Stock Option Plan.

(2) Includes 499,399 shares of Common Stock available for issuance under the 1993 Equity Incentive Plan as of December 31, 2002, which may be issued in the form of restricted stock or other stock awards.

PLANS AND ARRANGEMENTS

     RETIREMENT PLANS. Most of our U.S. employees, including our executive officers, are eligible to participate in the Wolverine Tube, Inc. Retirement Plan (the "Retirement Plan"). This funded noncontributory defined benefit pension plan provides an annuity benefit, upon retirement at normal retirement age of 65, of (i) 1.5% of average monthly compensation, averaged over the 60 month period that produces the highest average during the last 120 months of employment, times (ii) years of service to Wolverine, minus (iii) an adjustment for Social Security benefits as described in the Retirement Plan. Upon early retirement prior to age 60, a reduction will be made to the foregoing benefit equal to 4% for each year by which such retirement precedes age 60, ending at age 55, the minimum age to receive pension benefits. A minimum of five years of service is needed for eligibility for an early retirement benefit. There is a minimum benefit of 1.25% of average monthly base compensation multiplied by years of service with Wolverine, however, no executive is expected to receive a benefit under this formula.

     We also have a Supplemental Benefit Restoration Plan (the "Restoration Plan") that covers most of our U.S. employees and was established effective as of January 1, 1994, and was amended and restated as of January 1, 2002. This is a non-qualified defined benefit pension plan that provides benefits to employees whose compensation exceeds the amount recognized under the Retirement Plan. The benefits provided under the Restoration Plan are identical to the benefits provided by the Retirement Plan, except that under the Retirement Plan final average annual compensation for purposes of determining plan benefits is currently capped at $200,000 pursuant to certain Internal Revenue Code of 1986, as amended (the "Code") limits. Benefits under the Restoration Plan are not subject to this limitation. However, Restoration Plan benefits are offset by any benefits payable from the Retirement Plan.

     The following table shows the estimated annual benefits payable upon normal retirement at age 65 in 2002 under the Retirement Plan and Restoration Plan for persons in specified remuneration and years of service classifications.


                                                 PENSION PLAN TABLE
                                      RETIREMENT PLAN AND RESTORATION PLAN

                                   AGE 65 ANNUAL RETIREMENT BENEFITS IN 2003 FOR VARIOUS SERVICE PERIODS
FINAL AVERAGE SALARY                 5        10         15         20         25         30         35
--------------------              -------  --------   --------   --------   --------  ---------   --------
125,000. . . . . . . . . . . . .   8,408    16,815     25,223      33,631    42,039     50,446     59,821
150,000. . . . . . . . . . . . .  10,283    20,565     30,848      41,131    51,414     61,696     72,946
175,000. . . . . . . . . . . . .  12,158    24,315     36,473      48,631    60,789     72,946     86,071
200,000. . . . . . . . . . . . .  14,033    28,065     42,098      56,131    70,164     84,196     99,196
250,000. . . . . . . . . . . . .  17,783    35,565     53,348      71,131    88,914    106,696    125,446
300,000. . . . . . . . . . . . .  21,533    43,065     64,598      86,131   107,664    129,196    151,696
350,000. . . . . . . . . . . . .  25,283    50,565     75,848     101,131   126,414    151,696    177,946
400,000. . . . . . . . . . . . .  29,033    58,065     87,098     116,131   145,164    174,196    204,196
450,000. . . . . . . . . . . . .  32,783    65,565     98,348     131,131   163,914    196,696    230,446
500,000. . . . . . . . . . . . .  36,533    73,065    109,598     146,131   182,664    219,196    256,696
550,000. . . . . . . . . . . . .  40,283    80,565    120,848     161,131   201,414    241,696    282,946
600,000. . . . . . . . . . . . .  44,033    88,065    132,098     176,131   220,164    264,196    309,196
650,000. . . . . . . . . . . . .  47,783    95,565    143,348     191,131   238,914    286,696    335,446
700,000. . . . . . . . . . . . .  51,533   103,065    154,598     206,131   257,664    309,196    361,696
750,000. . . . . . . . . . . . .  55,283   110,565    165,848     221,131   276,414    331,696    387,946
800,000. . . . . . . . . . . . .  59,033   118,065    177,098     236,131   295,164    354,196    414,196
850,000. . . . . . . . . . . . .  62,783   125,565    188,348     251,131   313,914    376,696    440,446

     The benefits described in the table above are calculated on a straight life annuity basis and are not subject to any reduction for Social Security or other offset amounts.

     The covered compensation of participants used to calculate the retirement benefits described above consists of base pay, overtime, commissions and non-incentive bonus payments which is the amount in the Salary column of the Summary Compensation Table and year-end bonuses or incentive compensation not in excess of one-half of base pay received in the current year. Mr. Horowitz, Mr. Deason, Mr. Weil, Mr. Manning and Mr. Neshan had compensation of $660,876, $262,112, $241,560, $224,578 and $211,294, respectively, for purposes of the above table, as of December 31, 2002.

     As of December 31, 2002, Mr. Horowitz had five years of credited service in the Retirement Plan, Mr. Deason had eight years, Mr. Weil had four years, Mr. Manning had five years and Mr. Neshan had three years.

     In 2002, the Compensation Committee approved the establishment of the Wolverine Tube, Inc. Supplemental Executive Retirement Plan (the "Executive Plan") which was adopted effective as of January 1, 2002. The Executive Plan provides retirement benefits to executives who are employed at the level of senior vice president or above and who are approved for participation by the Compensation Committee upon the recommendation of the Chief Executive Officer. The Executive Plan provides a monthly benefit to a participant at the normal retirement age of 65 of fifty-five percent (55%) of his final average pay reduced by benefits under the Retirement Plan, the Restoration Plan, and the age 65 Social Security benefit. In the case of Mr. Horowitz, the annual benefit payable is increased by $6,000 for each year of service. To be eligible for a benefit the participant must have attained age fifty-five when he terminates employment and complete twelve or more years of service, except that Mr. Deason and Mr. Horowitz are exempted from the service requirement. Final average compensation is based upon compensation in the highest three calendar years of the last ten calendar years of employment. Compensation is based upon compensation as defined under the Retirement Plan except (i) it is not subject to the limitation applicable under the Retirement Plan (i.e., $200,000 in 2003);
(ii) the entire bonus is recognized and a bonus equal to 25% of base pay is assumed if the actual bonus is less; (iii) bonuses are recognized in the year earned rather than when paid; and (iv) base and bonus pay received after a change in control is recognized in the Plan Years to which it is attributable even if it is received in a lump sum. Benefits under the plan are payable in the forms permitted under the Retirement Plan and in the form of a lump sum payment. The benefit payable to a participant who retires before the normal retirement age of 65 is reduced at a rate of 2.5% for each of the first ten years the benefit payment date precedes the normal retirement age. The Social Security benefit is not offset from the benefit until the participant reaches age 65. If benefits become payable before age 55 following a change in control, the benefit will be further reduced on an "actuarial equivalent" basis from age 55 to the participant's age when benefits begin. Benefits become fully vested upon a change in control and are immediately payable in the event of a termination of employment following the change in control. In the case of Mr. Horowitz, in the event of a change of control, it will be assumed his age is his actual age plus the period following his termination of service for which he receives payments under the change in control agreement (as described below). Previously, Mr. Horowitz was entitled to supplemental retirement benefits under an individual agreement. In consideration of his participation in the Executive Plan, Mr. Horowitz released his rights under that individual agreement. Except that, consistent with the prior individual agreement, upon Mr. Horowitz's retirement, he will be provided retiree medical insurance coverage under Wolverine's group health plan at the active employee rate as a result of completing five years of service with Wolverine.

     In February 2003, we transferred $4,275,000 to a rabbi trust in order to have funds available to meet a portion of our vested benefit obligations to Messrs. Horowitz and Deason under the Restoration Plan and the Executive Plan. However, assets of the rabbi trust are subject to the claims of creditors of Wolverine in the event of Wolverine's insolvency thereby deferring any tax consequences to Messrs. Horowitz and Deason until the assets are distributed.

     The estimated annual benefits payable at the normal retirement age of 65 for the Named Executive Officers under the Retirement Plan, Restoration Plan and Executive Plan is as follows: Mr. Horowitz $456,505; Mr. Deason $147,388; Mr. Weil $129,086; Mr. Manning $112,182 and Mr. Neshan $112,788.

     SEVERANCE PAY PLAN. The Company's Severance Pay Plan (the "Severance Plan") provides benefits to all eligible salaried employees who have at least one year of service and who are terminated for reasons other than for cause. Severance benefits include payment of all accrued vacation and two weeks pay at the employee's current base salary plus one week's pay for each full year of continuous service, not to exceed 26 weeks. Acceptance of severance benefits requires the execution of a general release in a form acceptable to Wolverine of all claims against Wolverine, except claims in accordance with the provisions of applicable benefit plans.

     CHANGE IN CONTROL, SEVERANCE AND NON-COMPETITION AGREEMENTS. We have entered into Change in Control, Severance and Non-Competition Agreements ("Severance Agreements") with each of the Named Executive Officers.The Severance Agreements generally provide that we will make certain payments to the Named Executive Officer if (i) his employment is terminated or he resigns in certain circumstances, (ii) during the term of employment and for a period of three years following termination of employment, the Named Executive Officer will not disclose or improperly use confidential information relating to Wolverine, (iii) for a period of two years following termination of employment, the Named Executive Officer will not solicit business from Wolverine's customers, and (iv) during the term of employment and for a specified period of years following termination of employment, the Named Executive Officer will not compete with Wolverine in the United States.

     The Severance Agreement with Mr. Horowitz provides that if he is terminated for cause or resigns, other than for certain enumerated reasons, he is entitled to receive only the severance benefits, if any, provided by our standard procedure and practice, and payment of his salary through the date of termination or resignation. If Mr. Horowitz is terminated without cause or resigns for one of the enumerated reasons, he is entitled to three years' salary, plus payment for any unused vacation time for the year of termination or resignation (all payable either in a lump sum or in periodic payments over three years) plus continuation of his medical and disability insurance benefits until the earlier of the expiration of 36 months or the date on which he is covered under any other comparable plan. After such medical and disability insurance coverage is exhausted, we will provide Mr. Horowitz access to the medical and disability group insurance coverage available to our employees at his expense (based on the amount charged active employees) until he attains the age of sixty-five. Mr. Horowitz is also to be reimbursed the cost of maintaining life insurance coverage comparable to his coverage under our group life insurance plan until the earlier of 36 months or when equivalent coverage is obtained under another group life insurance plan. Mr. Horowitz would also be entitled to reimbursement for outplacement services utilized by him for up to one year following his termination or resignation or in lieu thereof, at his option, be reimbursed the cost of his moving expenses to relocate from Huntsville. In the event that Mr. Horowitz is terminated without cause or resigns for any reason within two years of a change in control (as defined in the Severance Agreement), he would be entitled to an additional lump sum amount equal to the greater of the maximum percentage of annual base salary payable under our bonus plan but not less than eighty-five percent of his base salary for each year that continuing payments are made to him pursuant to the Severance Agreement, except that, in the event the termination or resignation occurs after the first six months of our fiscal year, then for purposes of calculating the first year of the bonus amounts he would be entitled to receive the greater of the actual amount of the annual bonus to which he would be actually entitled to be paid pursuant to our annual bonus plan for the year in which the termination occurred or the amount to be paid him each of the years he is entitled to be paid the substitute bonus amount.

     The Severance Agreements with each of Messrs. Deason, Manning, Weil and Neshan provide that if such officer is terminated for cause or he resigns other than for certain enumerated reasons, he is entitled to only the severance benefits, if any, provided by our standard procedure and practice and payment of his salary through the date of his termination or resignation. The Severance Agreements with Messrs. Deason, Manning, Weil and Neshan provide that (i) if such officer is terminated without cause or resigns for any reason within two years following a change in control, he is entitled to three years' salary (two years for Mr. Neshan) or (ii) if such termination or resignation for any of the enumerated reasons occurs in any other circumstances, he is entitled to two years' salary plus, in either case, payment for any unused vacation time for that year (payable either in a lump sum or in periodic payments over two or three years, as applicable) plus continuation of his medical and disability insurance benefits until the earlier of the expiration of 24 months (36 months (24 months for Mr. Neshan) in the event of a change in control) or the date on which the executive is covered under any other comparable plan. After such medical and disability coverage is exhausted, we will provide Messrs. Deason, Manning, Weil and Neshan access to the medical and disability group insurance coverage available to our employees at their expense (based on the amount charged active employees) until they attain the age of sixty-five. The Severance Agreements for Messrs. Deason, Manning, Weil and Neshan also provide they are to be reimbursed the cost of maintaining life insurance coverage comparable to the coverage under our group life insurance plan until the earlier of 24 months (36 months (24 months for Mr. Neshan) in the event of a change in control) or when equivalent coverage is obtained under another group life insurance plan. The Severance Agreements with each of Messrs. Deason, Manning, Weil and Neshan also provide that, in the event such officer is terminated without cause or resigns for any reason within two years of a change in control, he would be entitled to an additional lump sum amount equal to the greater of the maximum percentage of annual base salary payable to the officer under our bonus plan but no less than forty-five percent (fifty percent for Mr. Deason) of his base salary for each year that continuing payments are made pursuant to the Severance Agreement, except that, in the event the termination or resignation occurs after the first six months of our fiscal year, then he would be entitled to receive the greater of the actual amount of the annual bonus to which he would be actually entitled to be paid pursuant to our annual bonus plan for the year in which the termination occurred or the amount to be paid the officer for the first of the years he is to be paid a substitute bonus amount. In those circumstances following a change in control, each officer would also be entitled to reimbursement for outplacement services utilized by him for up to one year following termination or resignation.

     In the case of Messrs. Manning and Weil, their Severance Agreements also provide that if they are terminated by Wolverine without cause or resign from employment for any reason within two years following a change in control and they have not qualified for a benefit under the Executive Plan, we will pay them a lump sum cash benefit equal to the actuarial equivalent of a single life annuity payable over their lifetime equal to fifty-five percent of their final average compensation reduced by two and half percent for each year the payment date precedes their normal retirement date and reduced further by benefits under the Retirement Plan, the Restoration Plan and the age 65 Social Security benefit. If Messrs. Manning and Weil are eligible for a benefit under the Executive Plan at the time of such resignation, they shall be entitled to the greater of (i) the foregoing benefit less the benefit provided under the Executive Plan as amended and (ii) the benefit then provided under the Executive Plan as amended as of the date they terminated employment. The special supplemental retirement benefit provided Messrs. Manning and Weil as described in this paragraph is also payable if there is a change in control within a two year period following their termination of employment without cause with such benefit calculated as of the date of their termination of employment.

     The Severance Agreements for each of Messrs. Deason, Manning, Weil and Neshan provide that such officer may not compete with Wolverine in the United States for a period of two years from termination of employment while the Severance Agreement for Mr. Horowitz provides that he may not compete with Wolverine in the United States for a period of three years from termination of employment.

     All the above-described Severance Agreements provide that payments made under any change in control provision of any of our compensation or benefit plans which are subject to an "excess parachute payment" tax will be increased so that the individual will receive a net payment equal to that which would have been received if such tax did not apply. Certain of our benefit plans also contain change in control provisions.

     COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION. In 2002, Ms. Neuman and Messrs. Duncan and Evans served on the Compensation Committee. No members of Wolverine's Compensation Committee had any relationships which are reportable under this section except that Mr. Evans was the Executive Vice President, Finance and Administration, Secretary and Treasurer and a director of Wolverine from April 1992 to May 1994.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     OVERVIEW. The Compensation Committee is responsible for Wolverine's general compensation policies, and in particular is responsible for setting and administering the policies that govern compensation of Wolverine's executive officers. The Compensation Committee, which is comprised of three non-employee directors, evaluates the performance of management and determines the compensation levels for the Chief Executive Officer and those officers that report directly to the Chief Executive Officer.

     To assist in determining compensation policies, the Compensation Committee from time to time retains management and compensation consulting firms to evaluate Wolverine's various compensation programs. Additional information on compensation has been derived in the course of recruiting senior executives to Wolverine.

     The objective of the Compensation Committee is to establish policies and programs to attract, retain and motivate key executives, and to serve the financial interests of Wolverine's stockholders while providing appropriate incentives to its executive officers. The primary elements of executive and senior officer compensation are base salary, annual cash bonus awards and long-term incentive compensation awards, including stock option and restricted stock awards. Base salary is based on factors such as the individual executive or senior officer's level of responsibility and a comparison to similar positions within Wolverine and in comparable companies. Annual cash bonus awards are generally based on Wolverine's performance measured against the attainment of financial and other objectives established annually by the Board of Directors, and on achieving individual performance objectives. Long-term incentive awards, which are paid in the form of restricted stock and stock option awards, are intended to align the executive or senior officer's interests with those of the stockholders in promoting Wolverine's long-term growth, and are determined based on the executive or senior officer's contributions to Wolverine, scope of responsibilities, strategic and operational goals, salary and previous grants of options and other equity awards. Further information on each of these compensation elements is set forth below.

     SALARIES. Base salaries for executive and certain senior officers (other than the Chief Executive Officer) are subject to adjustment annually, following a review by the Chief Executive Officer. In the course of the review, performance of the individual with respect to specific objectives is evaluated, as are any changes in responsibility, as well as salaries for similar positions and levels of responsibility within Wolverine and in comparable companies. The specific objectives for each officer that reports directly to the Chief Executive Officer are set by the Chief Executive Officer, and will vary for each executive position and for each year. Since this is a base salary review, the overall performance of Wolverine is not weighed generally heavily in the result. When all reviews are completed, the Chief Executive Officer makes a recommendation to the Compensation Committee for its review and final approval.

     With respect to the Chief Executive Officer, the Compensation Committee reviews and establishes a base salary, which is influenced by feedback and input by the non-employee members of the Board as to their assessment of the Chief Executive Officer's performance and the Compensation Committee's expectations as to his future contributions. Competitive compensation data is also a major factor in establishing the Chief Executive Officer's salary, but no precise formula is applied in considering this data.

     BONUSES. The Compensation Committee believes that the executive officers should be entitled to receive cash bonus awards based upon both individual achievement as well as Wolverine's financial performance. Pursuant to Wolverine's annual management bonus plans, annual cash bonus objectives are dependent on the financial performance of Wolverine and on individual performance. The Board of Directors of Wolverine reviews the business plan, capital expenditure plans and other factors developed by management and then approves the objectives for the year and sets financial targets. The Compensation Committee then incorporates these targets into the bonus plans. Thresholds are then derived below which no cash bonus would be paid, except for that portion tied to individual performance. Performance factors are considered, such as attainment of objectives in financial performance, product development, market share, representation of Wolverine at analyst and investor meetings, development of management personnel, individual objectives and other considerations.

     In measuring those objectives with respect to the Chief Executive Officer, the Compensation Committee assesses such factors as executive management skills, investor relations, leadership, Wolverine's performance in the context of market conditions, and strategic planning and development.

     LONG-TERM INCENTIVE AWARDS, INCLUDING STOCK OPTIONS AND RESTRICTED STOCK AWARDS. Stock options and restricted stock grants are an integral part of each executive's or senior officer's compensation. These equity awards are intended to assist in executive and senior officer retention and align the interests of the executive or senior officer with those of the stockholders by providing a stake in Wolverine. All equity-based awards for management are granted pursuant to Wolverine's 1993 Equity Incentive Plan, and upon expiration of the 1993 Equity Incentive Plan the Compensation Committee intends to continue granting these awards under the 2003 Equity Incentive Plan if the new plan is approved by the stockholders at the Annual Meeting. Grants of stock options to participants have been made at fair market value on the date of the grant, vest over a period of three to five years, and expire after ten years, except for the replacement grants pursuant to the option exchange offer which expire pursuant to their original terms. Except for the performance-based restricted stock awards determined by the LTIP (as described below and under the heading "Long Term Incentive Program--Awards in the Last Fiscal Year" above), restricted stock awards generally vest over a two year period of time. In making grants of equity awards, the Compensation Committee takes into account the total number of shares available for grant under the applicable plan, prior grants outstanding, and estimated requirements for future grants. Individual awards take into account the executive or senior officer's contributions to Wolverine, scope of responsibilities, strategic and operational goals, salary and previous grants of options and other equity awards.

     In determining equity-based awards for the Chief Executive Officer, the Compensation Committee weighs all of the above factors. However, in recognition of the Chief Executive Officer's critical role in developing strategies for the long-term benefit of Wolverine, awards may be granted that are greater than may be indicated by comparisons of relative salary amounts. Stock options and restricted stock are important elements in attracting and retaining capable executives at all levels, and this is particularly so in the case of the Chief Executive Officer.

     In addition to those equity incentives discussed above, since 1999, except for 2002, the Compensation Committee implemented the LTIP, a program developed in consultation with senior management and compensation consultants to govern performance-based grants of restricted stock as allowed under the 1993 Equity Incentive Plan to certain senior executive officers. Under the LTIP, the Compensation Committee may choose to grant to the Chief Executive Officer and key executives recommended by the Chief Executive Officer a fixed number of shares of restricted stock within the first 90 days of a three-year performance cycle. Performance objectives for all participants (including the Chief Executive Officer) are based upon an incremental scale dependent upon achieving a specified target return on total capital measured over a three-year period. Achievement of the target determines whether the shares fail to vest, partially vest or vest completely. Confirmation of vesting by the Compensation Committee, if any, occurs as soon as practicable under the close of the final year of the three-year cycle. Restricted stock which does not vest at such time is forfeited. Upon expiration of the 1993 Equity Incentive Plan, the Compensation Committee intends to make any future LTIP awards under the 2003 Equity Incentive Plan if the new plan is approved by the stockholders at the Annual Meeting.

     In 2002, after careful consideration and taking into account the overall economic environment, the Compensation Committee did not make any performance-based grants to senior executives pursuant to the LTIP that would have covered the 2002-2004 three-year cycle.

     STOCK OPTION EXCHANGE OFFER. In August 2001, based on management's review of the status of stock options previously awarded to employees, officers and directors of Wolverine and its subsidiaries, the Compensation Committee considered that a large number of outstanding stock options had exercise prices that were significantly higher than the then current trading price of the Common Stock. Because these "out-of-the-money" options were not likely to be exercised in the foreseeable future, the Compensation Committee concluded that these options did not adequately align optionees' interests with those of stockholders and no longer offered significant retention value to Wolverine. The Compensation Committee further determined that these out-of-the-money options did not provide the incentive to acquire and maintain stock ownership in Wolverine and to participate in the Wolverine's long-term growth and success that the Compensation Committee intended. As a result, the Compensation Committee approved a voluntary stock option exchange offer to provide eligible employees, officers and directors the benefit of owning options that, over time, may create better performance and retention incentives and may have greater potential to increase in value, thereby maximizing stockholder value.

     Under the option exchange offer, all U.S. and Canadian employees, officers and directors of Wolverine and its subsidiaries were provided the opportunity to surrender certain outstanding stock options under Wolverine's 1993 Equity Incentive Plan and 1993 Outside Director Plan having an exercise price of $20.00 or greater in exchange for replacement options to purchase one share of Common Stock for every two shares underlying the cancelled options, such replacement options to be granted six months and six business days after the cancellation of the surrendered options. The option exchange offer was announced on August 23, 2001 and expired on October 1, 2001. On October 2, 2001, options to purchase 836,860 shares of Common Stock were cancelled, representing approximately 97.5% of the options eligible to be exchanged under the offer. On April 11, 2002, replacement options to purchase 383,075 shares of Common Stock were granted pursuant to the terms of the exchange offer. At the time of the exchange offer, all ten of Wolverine's then designated executive officers and directors participated in the option exchange offer, surrendering in the aggregate options to purchase 354,500 shares and receiving replacement grants covering an aggregate of 177,250 option shares.

     Replacement options granted under the 1993 Equity Incentive Plan have an exercise price of $8.60 per share, which was the closing price of Wolverine's Common Stock on April 11, 2002. Replacement options granted under the 1993 Outside Director Plan have an exercise price of $8.84 per share, which was the average market price of Wolverine's Common Stock on April 11, 2002 and the four preceding trading days. The replacement stock options are vested to the same degree as the original options would have been vested had they not been cancelled. The expiration date of the replacement options is the same as the surrendered options, except that outside directors' replacement options have a new 10-year term as required by the 1993 Outside Director Plan. Other terms and conditions of the replacement options are substantially similar to those of the cancelled options.

     SUMMARY. In 2002, as it relates to base pay compensation for the Named Executive Officers, the Compensation Committee implemented no merit pay increases and one Named Executive Officer received a market rate adjustment due to an increase in the scope of responsibilities for that executive. Wolverine imposed a ten percent reduction in base pay for the final ten weeks of 2001 and the first twelve weeks of 2002 for the Named Executive Officers as well as other salary exempt employees. Additionally, Wolverine's matching for its 401(k) program was suspended for the executive officers for the last four months of 2001 and all of 2002 which was consistent with the action taken by Wolverine for all "highly compensated individuals" as defined by federal regulations. As for annual bonus awards for 2002, the Compensation Committee weighed heavily the difficult industry and global economic conditions that are and have been occurring in its decision to award bonuses for the Chief Executive Officer and other Named Executive Officers. An overall economic recovery which was expected by many companies and economists to occur in 2002 and which factored in the development of Wolverine's budget for 2002 did not occur and therefore the range of corporate financial performance metrics set by the Board of Directors, and administered by the Compensation Committee, for bonus pay-out in 2002 were not achieved. However, certain individual performance metrics were achieved and these metrics are in some cases more objectively based but others are subjective assessments allowing appropriate discretion by the Compensation Committee in considering pay-outs. Some of these performance metrics considered by the Compensation Committee included the refinancing of the capital structure of Wolverine in early 2002, the paying down of debt during the year, the generation of free cash flow during the year, continuing commitment to cost control and efficiency throughout Wolverine, global diversification and market penetration in certain markets as well as other relevant criteria. Thus, bonuses paid for 2002 are noted within the Summary Compensation Table of this proxy and were based on the individual performance metrics as partially outlined above for the Chief Executive Officer and other Named Executive Officers.

     Based on available information, the Compensation Committee believes that the executive compensation policies and programs described in this report serve the interests of Wolverine's stakeholders, that Wolverine's level of base salaries is generally competitive and that the potential pay-out under Wolverine's bonus program as adjusted from time to time will cause bonus levels to be competitive as well. The Compensation Committee continually reviews Wolverine's compensation programs to ensure that the overall package is competitive, balanced, and the proper incentives and rewards are provided.1

                                      Compensation Committee

                                      John L. Duncan
                                      Thomas P. Evans
                                      Gail O. Neuman

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In July 2002, Wolverine made a short-term bridge loan to Mr. Allen Dillard, an executive officer, in the principal amount of $100,000 to assist with relocation expenses. The loan was repaid in full. One of our directors, Mr. W. Barnes Hauptfuhrer, serves as Co-Head of the Corporate and Investment Banking Division and Senior Executive Vice President of Wachovia Corporation, the parent company of First Union Securities, Inc., Wachovia Bank, National Association and First Union National Bank. First Union Securities, Inc., acting under the trade name Wachovia Securities, was one of the initial purchasers of our 10.5% Senior Notes (the "2002 Notes") due 2009, issued on March 27, 2002. Wachovia Bank serves as trustee under the indenture governing the 2002 Notes and is a lender in our $37.5 million revolving credit facility. Wachovia Bank, National Association also serves as indenture trustee for Wolverine's 7-3/8% Senior Notes due 2008, transfer agent for our Common Stock, and administrator of our stock option plans. We believe that the services performed by these certain subsidiaries of Wachovia Corporation and the compensation we pay to these subsidiaries for such services are on terms comparable for similar transactions of this type with third parties and are otherwise fair to us.

---------------
1 Section 162(m) of the Code limits the deductibility of certain executive officers' compensation that exceeds $1 million per year and that does not qualify as performance-based compensation as defined in the Code. The 2003 Equity Incentive Plan includes provisions that would enable the Compensation Committee to structure future executive compensation as performance-based compensation within the meaning of Section 162(m), if such plan is approved by stockholders at the Annual Meeting. The Compensation Committee will continue to monitor this issue with a view towards maximizing compliance with Section 162(m) while maintaining the flexibility to provide competitive compensation even if a portion of such compensation is rendered nondeductible by reason of Section 162(m).

                         COMPANY STOCK PRICE PERFORMANCE

     Set forth below is a line graph comparing the five-year cumulative total stockholder return on the Common Stock since December 31, 1997, with the cumulative total stockholder return of the S&P Industrials Index, the NYSE Composite Index and the Russell 2000 Index, assuming reinvestment of any dividends.


                              COMPOSITE PRICE CHART




                              [PERFORMANCE GRAPH]




                                    TOTAL CUMULATIVE RETURNS

                                12/31/97   12/31/98   12/31/99   12/31/00   12/31/01  12/31/02
                                --------   --------   --------   --------   --------  --------
Wolverine Tube, Inc. . . . . .    100         68         46         39         37        18
S&P Industrials. . . . . . . .    100        132        164        136        119        90
NYSE Composite . . . . . . . .    100        117        127        128        115        93
Russell 2000 . . . . . . . . .    100         97        115        111        112        88

                         COMPLIANCE WITH SECTION 16(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

     The members of the Board of Directors, our executive officers of the Company and persons who hold more than ten percent of the Common Stock are subject to the reporting requirements of Section 16(a) of the Exchange Act of 1934, as amended (the "Exchange Act"), which require them to file reports with respect to their ownership of our securities on Form 3 and transactions in our securities on Forms 4 or 5. Based solely on our review of the copies of such forms received by us and written representations from our executive officers and directors, for the fiscal year ended December 31, 2002, we believe that required reports were timely filed except the following: Mr. Neshan's Form 3 contained typographical errors regarding the amount of common stock and option shares beneficially owned and omitted a restricted stock grant and an option grant; the Form 3s for each of Messrs. Johnson, Morton and Patterson omitted an option grant and Mr. Johnson's Form 3 omitted a restricted stock grant; and Mr. Dillard's Form 3 omitted a restricted stock grant and an option grant. The Form 5s for 2001 for Messrs. Horowitz and Manning failed to report the surrender of restricted stock in connection with tax withholding upon vesting of the restricted stock. All of these transactions were filed or corrected on subsequent amended Form 3s or Form 5s.

                             AUDIT COMMITTEE REPORT

     The Audit Committee of the Board reviews and approves the scope of the audit performed by Wolverine's independent auditors and our accounting principles and internal accounting controls. The Audit Committee is composed of three independent directors, and operates under a written charter adopted and approved by the Board of Directors. In May 2002, the Board of Directors amended the Audit Committee Charter. A copy of the amended Audit Committee Charter is attached as Appendix A. Each of the members of the Audit Committee is independent as defined under the New York Stock Exchange listing standards.

     The Audit Committee has reviewed the relevant requirements of the Sarbanes-Oxley Act, the proposed and final rules of the U.S. Securities and Exchange Commission and the proposed new listing standards of the New York Stock Exchange regarding audit committees. As those rules and standards are finalized, the Audit Committee plans to take all additional actions necessary to comply with such requirements.

     The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2002 (the "Audited Financial Statements") with Wolverine's management and independent auditors. In addition, the Audit Committee has discussed with Ernst & Young LLP, Wolverine's independent auditors, the matters required by Codification of Statements on Accounting Standards No. 61 ("SAS 61").

     The Audit Committee also has received the written report, disclosure and the letter from Ernst & Young LLP required by the Independence Standards Board Statement No. 1, and has discussed the written report with Ernst & Young LLP and its independence from Wolverine. The Audit Committee has discussed with management and Ernst & Young LLP such other matters and received such assurances from them as the Audit Committee deemed appropriate.

     Based on the foregoing review and discussions and relying thereon, Wolverine recommended to the Board of Directors the inclusion of the Audited Financial Statements in the Annual Report for the year ended December 31, 2002 on Form 10-K, to be filed with the Securities and Exchange Commission.

                                             The Audit Committee

                                             Jan K. Ver Hagen
                                             Chris A. Davis
                                             W. Barnes Hauptfuhrer

                  PROPOSAL TWO - RATIFICATION OF APPOINTMENT OF
                              INDEPENDENT AUDITORS

     The Board of Directors has selected Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2003, and recommends that the stockholders vote for ratification of such appointment. Ernst & Young LLP has audited our financial statements since 1989. Notwithstanding the selection, the Board, in its discretion, may direct the appointment of new independent auditors at any time during the year if the Board feels that such a change would be in the best interests of Wolverine and its stockholders. Representatives of the firm of Ernst & Young LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they so desire and be available to respond to appropriate questions. THE BOARD RECOMMENDS VOTING "FOR"THIS PROPOSAL.

AUDIT FEES

     Our independent auditors, Ernst & Young LLP, billed us approximately $657,000 in 2002 and $317,000 in 2001 for professional services rendered for the audit of our annual financial statements and for the review of our financial statements contained in our Forms 10-Q and statutory audits required internationally. In addition, the 2002 fees include professional services in conjunction with our senior note offering in 2002 and related SEC filings.

AUDIT RELATED FEES

     Our independent auditors billed us approximately $32,000 in 2002 and approximately $64,000 in 2001 for audit related services. Audit related services principally include benefit plan audits.

TAX FEES

     Our independent auditors billed us approximately $643,000 in 2002 and $474,000 in 2001 for tax services. Tax services principally include tax compliance, tax advice and tax planning.

ALL OTHER FEES

     There were no other services provided in 2002 or 2001.

       PROPOSAL THREE - APPROVAL AND ADOPTION OF THE WOLVERINE TUBE, INC.
                           2003 EQUITY INCENTIVE PLAN

     The 1993 Equity Incentive Plan, which provides for awards of long-term incentive compensation to key officers and employees of Wolverine and our subsidiaries, was approved by our stockholders and will terminate by its terms in June 2003. The Board of Directors believes that it is in the best interest of Wolverine and our stockholders to adopt a new plan, approved by stockholders, that will allow us to continue to provide long-term incentives to officers, employees and other eligible persons after the expiration of the 1993 Equity Incentive Plan.

     Accordingly, on March 25, 2003, the Board adopted the Wolverine Tube, Inc. 2003 Equity Incentive Plan (the "2003 Plan"), subject to stockholder approval. In addition to enhancing our ability to attract, retain, motivate and reward officers, employees and other eligible persons, the 2003 Plan will provide such persons an opportunity to obtain a proprietary interest in Wolverine, thereby encouraging commitment to our long-term growth and success and further aligning such persons' interests with those of our stockholders. Approval of the 2003 Plan, which will permit awards during a ten-year period, will give us needed certainty and flexibility in designing and managing equity-based compensation to meet the needs of our business over an extended period of time.

     If the 2003 Plan is approved, the 1993 Equity Incentive Plan will be terminated (except with respect to awards then outstanding) and no further awards will be made thereunder. Shares subject to outstanding awards under the 1993 Equity Incentive Plan will not be available for regrant if the awards are forfeited or cancelled after the 2003 Plan is approved. There are currently approximately 138,000 shares available under the 1993 Equity Incentive Plan.
Wolverine does not intend to make any awards under the 1993 Equity Incentive Plan between the date hereof and the date of the Annual Meeting of Stockholders.

     The 2003 Plan permits Wolverine to make grants of stock options, stock appreciation rights, restricted shares, restricted share units, performance shares, performance units and other stock-based and cash-based grants and awards to officers, employees, consultants and independent contractors of Wolverine and our subsidiaries. The 2003 Plan contains a number of provisions that the Board believes are consistent with the interests of stockholders and sound corporate governance practices. These include:

     NO STOCK OPTION REPRICINGS. The 2003 Plan prohibits the repricing of stock options without the approval of stockholders. This provision applies to both direct repricings--lowering the exercise price of a stock option--and indirect repricings--canceling an outstanding stock option and granting a replacement stock option with a lower exercise price.

     NO ANNUAL "EVERGREEN" PROVISION. The 2003 Plan does not contain an automatic provision that replenishes the number of shares reserved under the 2003 Plan based on the number or percentage of shares of our outstanding common stock. Rather, a fixed number of shares are allocated for issuance under the 2003 Plan, requiring stockholder approval of any additional allocation of shares under the 2003 Plan.

     NO DISCOUNT STOCK OPTIONS. The 2003 Plan prohibits the grant of a stock option with an exercise price of less than the fair market value of Wolverine common stock on the date the stock option is granted.

     INDEPENDENT COMMITTEE. The 2003 Plan will be governed by the Compensation Committee, which consists of "outside directors" within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and meets the current New York Stock Exchange standard of directors' independence. We also believe that such directors would meet the new independence criteria proposed by the New York Stock Exchange.

                            SUMMARY OF THE 2003 PLAN

     The material features of the 2003 Plan are briefly summarized below. This summary does not contain all information that may be important to you. The complete text of the 2003 Plan is set forth at Appendix B to this Proxy Statement.

PLAN ADMINISTRATION

     The 2003 Plan is administered by the Compensation Committee of the Board. To the extent necessary or desirable to satisfy applicable regulatory, tax or national securities exchange requirements, the 2003 Plan requires the Compensation Committee (or a subcommittee of the Compensation Committee) to consist of two or more members of the Board who, during the time of their service as members of the Compensation Committee, qualify as "Non-Employee Directors" within the meaning of Rule 16b-3 under the Exchange Act, "outside directors" within the meaning of Section 162(m) of the Code, and "independent directors" within the meaning of applicable standards of any national securities exchange upon which shares of common stock are traded or quoted (currently, the New York Stock Exchange).

     The Compensation Committee has full and final authority to, among other things, (i) interpret and construe the provisions of the 2003 Plan; (ii) adopt rules, guidelines and practices governing the 2003 Plan; (iii) select participants and make awards; and (iv) establish the terms and conditions of awards.

     The Compensation Committee may delegate any of its authority and responsibility under the 2003 Plan to one or more executive officers, except with respect to awards made to those executive officers who are subject to
Section 16 of the Exchange Act.

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

ELIGIBILITY

     Any officer, employee, consultant or independent contractor providing services to Wolverine or one of its subsidiaries may be designated by the Compensation Committee to receive an award under the 2003 Plan. Currently, approximately 200 persons would be eligible to participate under the 2003 Plan.

AWARDS

     The 2003 Plan provides for awards of stock options (either incentive stock options or non-qualified stock options), stock appreciation rights, restricted shares, restricted share units, performance shares, performance units and supplemental cash payments, as well as other equity-based or equity-related awards as determined by the Compensation Committee. Awards other than stock options and restricted shares generally may be settled in cash, in shares of common stock or in a combination of cash and shares of common stock, in the discretion of the Compensation Committee.

     Subject to the limitations set forth in the 2003 Plan, the Compensation Committee will have sole authority to determine the terms and conditions of all awards, including the size or amount of the award, the exercise price or initial value, the vesting and exercisability terms, the payment terms, and the termination, cancellation or forfeiture provisions.

SHARES AVAILABLE FOR GRANT

     The 2003 Plan authorizes the issuance of up to 850,000 shares of Wolverine common stock, provided that no more than 250,000 shares may be issued in the form of restricted shares or restricted share units.

     In addition, in any one calendar year, no participant may be granted (i) stock options to purchase more than 200,000 shares of common stock; (ii) stock appreciation rights covering more than 200,000 shares of common stock; (iii) performance shares covering more than 200,000 shares of common stock or (iv) performance units covering more than $300,000.

     If any award under the 2003 Plan is cancelled or forfeited, or the award otherwise terminates, expires or lapses for any reason without delivery of shares of common stock to a participant (or resulting in forfeiture of shares of common stock to Wolverine), or if any award is settled in cash rather than by issuance of shares of common stock, then those shares will not count against the aggregate number of shares that may be issued under the 2003 Plan. Likewise, if a participant pays the exercise price of any stock option or satisfies any withholding amount by tendering to Wolverine shares of common stock, only the net number of shares of common stock actually issued or transferred by Wolverine to the participant in satisfaction of the award will be deemed to have been issued under the 2003 Plan.

     The shares of common stock issued under the 2003 Plan may be authorized and unissued shares or issued and re-acquired shares, as the Compensation Committee may from time to time determine.

ADJUSTMENTS

     In the case of (i) any stock dividend, stock split, combination of shares, recapitalization or other change in our capital structure, (ii) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (iii) any other corporate transaction or event having a similar effect, the Board in its sole discretion may provide for certain equitable adjustments in the dollar value of outstanding awards, the number of shares of common stock covered by outstanding awards, the kind of shares covered by outstanding awards, the prices per share applicable to stock options and stock appreciation rights and the number of shares issuable under the 2003 Plan, or the Board may substitute such alternative consideration as it may determine to be equitable in the circumstances.

OPTIONS

     Options to purchase shares of Wolverine common stock may be granted under the 2003 Plan in the form of incentive stock options (intended to qualify for deferred tax treatment under Section 422 of the Code) or non-qualified stock options.

     The exercise price at which a share of common stock may be purchased under an option will be determined at the time of grant by the Compensation Committee in its discretion, but will not be less than the fair market value of a share of common stock on the date the option is granted, and in the case of an incentive stock option granted to a 10% stockholder, will not be less than 110% of the fair market value of a share of common stock on the grant date. Fair market value means the closing price of Wolverine common stock in the principal market in which our common stock is traded (currently, the New York Stock Exchange) on the relevant date of determination.

     The 2003 Plan permits the Compensation Committee to establish the term of each option, but no incentive stock option will be exercisable after ten years (five years if the participant is a 10% stockholder) from the grant date. Options will be exercisable as determined by the Compensation Committee, and the Compensation Committee has the right to accelerate the vesting of any outstanding option.

     In certain circumstances, the Compensation Committee may permit the payment of the exercise price of an option with previously-owned shares of common stock or pursuant to a cashless exercise procedure. The Compensation Committee may provide for automatic grants of reload options in the event that the participant exercises a prior option by paying some or all of the exercise price (or tax withholding liability in connection with such exercise) with previously-held shares of common stock.

STOCK APPRECIATION RIGHTS

     Stock appreciation rights entitle a participant to receive upon exercise an amount equal to the number of shares of common stock subject to the award multiplied by the excess of the fair market value of a share at the time of exercise over the grant price of such a share. Stock appreciation rights granted to participants may relate to a specific option granted under the 2003 Plan (a tandem stock appreciation right), but may also be granted without relation to an option (a free-standing stock appreciation right). The Compensation Committee also may grant tandem stock appreciation rights or free-standing stock appreciation rights in the form of limited stock appreciation rights, which entitle the participant to receive a cash payment only in connection with a change in control of Wolverine.

     A free-standing stock appreciation right may be granted by the Compensation Committee at any time and will become exercisable as determined by the Compensation Committee. The initial value per share of a free-standing stock appreciation right will be determined at the time of grant by the Compensation Committee, but will not be less than the fair market value of a share of common stock on the grant date.

     A tandem stock appreciation right related to a non-qualified stock option may be granted at the same time the option is granted or at any time prior to the exercise, termination or expiration of the option. A tandem stock appreciation right related to an incentive stock option must be granted at the same time the option is granted. The number of shares of common stock covered by a tandem stock appreciation right cannot exceed the number of shares covered by the related option. A tandem stock appreciation right will be exercisable only when the related option is exercisable, will be forfeited when the related option is forfeited and may expire no later than the expiration of the related option. In addition, a tandem stock appreciation right granted in connection with an incentive stock option may be exercised only if and when the fair market value of the common stock subject to such option exceeds the exercise price of the option. The exercise of a tandem stock appreciation right will automatically result in the cancellation of the related option on a share-for-share basis; conversely, the exercise of an option will result in the cancellation of any related tandem stock appreciation right on a share-for-share basis.

RESTRICTED SHARES AND RESTRICTED SHARE UNITS

     Restricted shares of common stock, or restricted share units that entitle the participant to receive shares of common stock in the future, may be granted or offered for sale to any participant under the 2003 Plan. Transferability and other restrictions applicable to any grant of restricted shares or restricted share units will lapse as determined by the Compensation Committee according to time-based, performance-based or other vesting provisions. Except to the extent that any grant of restricted shares or restricted share units is intended to be a qualifying performance-based award within the meaning of Section 162(m) of the Code, the Compensation Committee may accelerate the vesting of any such grant.

PERFORMANCE SHARES AND PERFORMANCE UNITS

     The 2003 Plan authorizes awards of both performance shares and performance units. A performance share is any right to receive the fair market value (on the grant date) of a share of common stock that is contingent on the achievement of one or more performance goals during a specified period. A performance unit is the right to receive a designated dollar amount that is contingent on the achievement of such performance goals. The performance goals to be achieved during any performance period, the length of such performance period, the proportion of payments, if any, to be made for performance between the minimum and full performance levels for any performance goal, and, if applicable, the relative percentage weighting given to each of the selected performance goals will be determined by the Compensation Committee in its discretion.

     The Compensation Committee may designate certain awards, including awards of performance shares and performance units, as qualifying performance-based awards within the meaning of Section 162(m) of the Code, in which case the award must be conditioned on the achievement of performance goals in a specified period based upon one or more of the following objective criteria, as described in Section 10(a) of the 2003 Plan: net earnings; earnings per share; net sales growth; net income (before or after taxes); net operating profit; return measures (including return on assets, capital, equity or sales); cash flow (including operating cash flow and free cash flow); cash flow return on investments, which equals net cash flows divided by stockholders' equity; earnings before or after taxes, interest, depreciation and/or amortization; internal rate of return or increase in net present value; gross margins; operating margin; share price (including growth measures and total stockholder return); expense targets; working capital targets relating to sales, inventory and/or accounts receivable; planning accuracy (as measured by comparing planned results to actual results); and key operational measures (including delivery performance, quality measurements, employee safety metrics and market share expansion). Performance goals may be designed to measure, for any specified period, the performance of Wolverine on a consolidated basis, or any one or more subsidiaries, divisions or business units, relative to any standards determined by the Compensation Committee, including performance compared to prior periods on an absolute basis and performance compared to other companies, subsidiaries, divisions or business units.

OTHER AWARDS

     Under the 2003 Plan, the Compensation Committee is authorized to specify the terms and provisions of other equity-based or equity-related awards not described above (including the grant or offer for sale of unrestricted shares of common stock). Such awards may provide for the acquisition of shares of common stock by participants or payment in cash or otherwise of amounts based on the value of such shares and may include, without limitation, awards designed to comply with or take advantage of applicable local laws of jurisdictions other than the United States.

SUPPLEMENTAL CASH PAYMENTS

     Under the 2003 Plan, the Compensation Committee may provide for a limited supplemental cash payment after the exercise of an option or stock appreciation right, at the end of the restriction period of an award of restricted shares or restricted share units or after payment of an award of performance shares or performance units. In no event may the amount of any supplemental cash payment exceed the value of the award to which it relates.

TRANSFERABILITY

     Awards granted under the 2003 Plan are not transferable by participants except by will or the laws of descent and distribution. The Compensation Committee may, in its discretion, permit certain transfers of awards (other than incentive stock options) to immediate family members or certain family entities, or to a spouse upon divorce.

CHANGE IN CONTROL

     The 2003 Plan provides that all options (and therefore any tandem stock appreciation rights related thereto), free-standing stock appreciation rights, restricted shares and restricted share units will immediately vest and become exercisable upon a change in control of Wolverine. In addition, limited stock appreciation rights will only become exercisable in connection with a change in control.

     A "change in control" of Wolverine is defined in the 2003 Plan to include, under specified circumstances, the merger or consolidation of Wolverine into another company, the sale of all or substantially all of Wolverine's assets, certain acquisitions of Wolverine's voting stock and certain changes in Board composition.

EFFECTIVE DATE, DURATION AND AMENDMENT

     The Board adopted the 2003 Plan on March 25, 2003, and the 2003 Plan became effective on that date, subject to stockholder approval within twelve months thereafter. The 2003 Plan will remain in effect until the earlier of (i) the date that no additional shares are available for issuance, (ii) the date the 2003 Plan is terminated by the Board in accordance with its terms or (iii) March 25, 2013, the tenth anniversary of the effective date. After such date, no further awards may be granted under the 2003 Plan, but awards then outstanding may continue to be exercised, vest or be paid in accordance with the terms of the 2003 Plan.

     The Board may at any time and from time to time alter, amend, suspend or terminate the 2003 Plan, except that stockholder approval will be required for the Board to (i) increase the maximum number of shares issuable under the 2003 Plan; (ii) change the class of persons eligible to receive awards; (iii) extend the period during which any award may be exercised; (iv) extend the term of the 2003 Plan; (v) change the minimum option exercise price or (vi) reprice outstanding options either directly by reducing the exercise price or indirectly by canceling an outstanding option and granting a replacement option with a lower exercise price. The Compensation Committee also may amend the 2003 Plan to conform with local rules and regulations in any jurisdiction outside the United States. Moreover, the Compensation Committee may waive, amend, suspend or terminate any outstanding award, prospectively or retroactively, except that such waiver, amendment, suspension or termination cannot impair the rights of any participant without his or her consent.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a brief description of the material U.S. federal income tax consequences associated with awards under the 2003 Plan. This general summary is based on existing U.S. laws and regulations, and there can be no assurance that those laws and regulations will not change in the future. State and local tax consequences, or tax consequences in other countries, may vary.

     STOCK OPTIONS. There will be no federal income tax consequences to either Wolverine or the participant upon the grant of a stock option. If the option is a non-qualified stock option, the participant will realize ordinary income at exercise equal to the fair market value of the stock acquired over the exercise price and Wolverine will receive a corresponding deduction. Any gain (or loss) realized upon a subsequent disposition of the stock will generally constitute capital gain (or loss).

     If the option is an incentive stock option, the participant will not realize taxable income on exercise, but the excess of the fair market value of the stock acquired over the exercise price may give rise to "alternative minimum tax." When the stock is subsequently sold, the participant will recognize income equal to the difference between the sales price and the exercise price of the option. If that sale occurs after the expiration of two years from the date of the grant and one year from the date of exercise, the income will constitute long-term capital gain. If the sale occurs prior to that time, the participant will recognize ordinary income to the extent of the lesser of the gain realized upon the sale or the difference between the fair market value of the acquired stock at the time of exercise and the exercise price; any additional gain will constitute capital gain. Wolverine will be entitled to a deduction in an amount equal to the ordinary income, if any, that the participant recognizes.

     RESTRICTED STOCK. Generally, restricted stock is not taxable to a participant at the time of grant, but instead is included in ordinary income (at its then-fair market value) when the restrictions lapse. A participant may elect to recognize income at the time of grant, in which case the fair market value of the stock at the time of grant is included in ordinary income and there is no further income recognition when the restrictions lapse. Wolverine is entitled to a tax deduction in an amount equal to the ordinary income, if any, recognized by the participant.

     OTHER AWARDS. In the case of other awards, the participant will generally recognize ordinary income in an amount equal to any cash received and the fair market value of any shares received on the date of payment or the date of delivery of the underlying shares, although the taxable event may be delayed if there is receipt of property title to which has not vested in the recipient. Wolverine will generally be entitled to a corresponding tax deduction.

     SECTION 162(m) LIMITATION. The 2003 Plan is designed to enable Wolverine to provide certain forms of performance-based compensation to executive officers that will meet the requirements for tax deductibility under Section 162(m) of the Code. Section 162(m) of the Code provides that, subject to certain exceptions, Wolverine may not deduct compensation paid to any one of certain executive officers in excess of $1 million in any one year. Section 162(m) excludes performance-based compensation meeting certain requirements from the $1 million limitation on tax deductibility. If the 2003 Plan is approved by stockholders, we expect that stock options, stock appreciation rights and performance awards paid in accordance with the 2003 Plan, and certain grants of restricted shares and other stock-based grants made under the 2003 Plan, may be (but are not required to be) structured to be deductible as performance-based compensation not subject to the $1 million limitation on deductibility.

NEW PLAN BENEFITS

     No benefits or amounts have been granted, awarded or received under the 2003 Plan. The awards that will be granted to eligible participants under the 2003 Plan are subject to the discretion of the Compensation Committee and, therefore, are not determinable at this time. See the Summary Compensation Table and the Option Grants in Last Fiscal Year Table for information about awards made under the 1993 Equity Incentive Plan during fiscal year 2002 to the executive officers named in those tables.

                 THE BOARD RECOMMENDS VOTING "FOR"THIS PROPOSAL.

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

                                 OTHER BUSINESS

     Wolverine knows of no other matters to be submitted at the Annual Meeting. By submitting the Proxy, the stockholder authorizes the persons named on the Proxy to use their discretion in voting on any matter brought before the Annual Meeting.

                      STOCKHOLDER PROPOSALS TO BE PRESENTED
                           AT THE NEXT ANNUAL MEETING

     In order for a stockholder proposal to be considered for inclusion in the proxy statement for the Company's 2004 Annual Meeting of Stockholders, such proposal must be received by Wolverine at its principal executive office no later than December 13, 2003. In accordance with the rules of the SEC, Wolverine may exclude from the proxy statement any proposals that are not timely. In accordance with our Bylaws, in order for a stockholder proposal to be brought before the annual meeting, a proposal must be received by Wolverine no later than 60 days prior to the annual meeting. However, if Wolverine does not publicly announce the date of the annual meeting at least 75 days before such meeting, a stockholder has 10 days from the date of the public announcement to deliver any proposal to Wolverine.

                                        By Order of the Board of Directors

                                        Dennis J. Horowitz
                                        Chairman, President and
                                        Chief Executive Officer
                                        April 9, 2003











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                                   APPENDIX A
                             AUDIT COMMITTEE CHARTER

STATEMENT OF POLICY

     The Audit Committee of the Board of Directors shall assist the directors in fulfilling their oversight responsibilities. The Audit Committee will review the financial reporting process, the system of internal controls, the audit process and the Company's process for monitoring compliance with laws and regulations. In performing its duties, the Audit Committee will maintain free and open communication between the directors, the independent auditors, the internal auditors, outside legal counsel and the financial and legal management of the Company.

ORGANIZATION

     The Audit Committee shall be comprised of at least three directors who are independent of management and the Company. Members of the Audit Committee shall be considered independent if they have no relationship to the Company that, in the opinion of the Board, may interfere with the exercise of their independence from management and the Company. All Audit Committee members will have the ability to read and understand financial statements and at least one member will have or have had prior experience in accounting or related financial management. The Audit Committee will meet a minimum of twice a year.

RESPONSIBILITIES

     In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible in order to be able to best react to changing conditions and to ensure that the corporate accounting and reporting practices of the Company are in accordance with all requirements and are of the highest quality.

     In carrying out these responsibilities, the Audit Committee will:

     o Obtain the approval of the full Board of Directors of this Charter, and review and reassess this Charter at least annually or as conditions dictate.

     o Review and recommend to the directors the independent auditors to be selected to audit the financial statements of the Company and its divisions and subsidiaries.

     o Have a clear understanding with the independent auditors that they are ultimately accountable to the Board of Directors and the Audit Committee, as the shareholders' representatives, who have the ultimate authority in deciding to engage, evaluate and, if appropriate, terminate their services.

     o Review and concur with management's appointment, termination or replacement of the Director, Internal Audit and, if applicable, any outsourced internal audit functions.

     o Meet with the independent auditors and financial management of the Company to review the scope of the proposed audit, including the timing of the audit, the procedures to be utilized and the adequacy of the independent auditors' compensation. At the conclusion of the audit process, review with the independent auditors their findings.

     o Review with the independent auditors the performance of the Company's internal auditor and the financial and accounting personnel, as well as the adequacy and effectiveness of the accounting and financial controls of the Company. Elicit any recommendations for the improvement of such internal controls or particular areas where new or more detailed controls or procedures are desirable.

     o Review communications received by the Company from regulators and other legal and regulatory matters that may have a material effect on the financial statements or on the Company's compliance policies.

     o Review the activities and organizational structure of the internal audit function of the Company, including the independence and authority of its reporting obligations, the proposed audit plans for the coming year and the coordination of such plans with the independent auditors.

     o Inquire of management, the internal auditor and the independent auditors about significant areas of risk or exposure and assess the steps management has taken to minimize such risks.

     o Receive prior to each meeting a summary of findings from completed internal audit reviews and a progress report on the proposed internal audit plan.

     o Review the financial statements contained in the annual report to shareholders and other SEC filings with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Review with financial management and the independent auditors the results of their analysis of significant financial reporting issues and practices, including changes in or adoptions of accounting principles and disclosure practices, and discuss any other matters required to be communicated to the Committee by the auditors. Also review with financial management and the independent auditors their judgments about the quality, not just acceptability, of accounting principles and the clarity of the financial disclosure practices used or proposed to be used and, particularly, the degree of aggressiveness of conservatism of the Company's accounting principles and underlying estimates and other significant decisions made in preparing the financial statements.

     o Management and the independent auditors will review with the Committee Chairman and the Director of Internal Auditing the interim financial reports before they are filed with the Securities and Exchange Commission or other regulators.

     o Provide opportunity for the internal and independent auditors to meet with the members of the Audit Committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the Company's financial, accounting and auditing personnel and the cooperation that the independent auditors received during the course of the audit.

     o Review accounting and financial human resources and succession planning within the Company.

     o Report the results of the annual audit to the Board of Directors and, if requested by the Board, invite the independent auditors to attend the full Board of Directors' meeting to assist in reporting the results of the annual audit or to answer the directors' questions.

     o On an annual basis, obtain from the independent auditors a written communication delineating all their relationships and professional services, as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. In addition, review with the independent auditors the nature and scope of any disclosed relationships or professional services and take, or recommend that the Board of Directors take, appropriate action to ensure the continuing independence of the auditors.

     o Submit the minutes of all meetings of the Audit Committee to, or discuss the matters discussed at each committee meeting with, the Board of Directors.

     o Have a clear understanding with the Company's outside legal counsel that they are accountable to the Board of Directors and the Audit Committee, and as such, must bring matters of disagreement between the Company and the legal counsel to the Board of Directors through the Audit Committee.

     o Investigate any matter brought to its attention within the scope of its duties with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

     o Confirm in writing to the New York Stock Exchange annually or with respect to any changes on the Audit Committee regarding independence, financial capabilities and the annual review and reassessment of the Audit Committee Charter.

     o Disclose in the Company's Proxy Statement the Audit Committee Charter and affirmation as to the Committee satisfying their responsibilities during the year in compliance with the Charter. The Charter will be included in the Proxy Statement every three years or when significant amendments are made to it.

                                   APPENDIX B

                              WOLVERINE TUBE, INC.
                           2003 EQUITY INCENTIVE PLAN

SECTION 1.     PURPOSE.

     The Wolverine Tube, Inc. 2003 Equity Incentive Plan (the "Plan") is intended to promote the long-term success of Wolverine Tube, Inc., a Delaware corporation (the "Company") and maximize stockholder value by enhancing the ability of the Company to (i) attract, retain and motivate officers and employees of the Company and its Subsidiaries (as defined herein) and other eligible persons who make substantial contributions to the Company through their ability, loyalty, industry and invention, (ii) reward such persons for their contributions to the Company, and (iii) provide such persons an opportunity to obtain a proprietary interest in the Company, thereby encouraging commitment to the Company's long-term growth and success and further aligning such persons' interests with those of the Company's stockholders.

SECTION 2.     DEFINITIONS.

     As used in the Plan, the following terms shall have the respective meanings set forth below:

     (a) "AWARDS" means Options, Stock Appreciation Rights, Restricted Shares, Restricted Share Units, Performance Shares, Performance Units or the additional awards referred to in Section 11 below.

     (b) "BENEFICIARY" or "Beneficiaries" means the person or persons designated by a Participant pursuant to the provisions of the Agreement (as defined in Section 5) to receive payments or rights pursuant to such Agreement upon the Participant's death. If no Beneficiary is so designated by a Participant or if no Beneficiary is living at the time a payment is due pursuant to such Agreement, payments shall be made to the estate of such Participant.The Agreement shall provide a Participant with the right to change the designated Beneficiaries from time to time by written instrument executed by the Participant and filed with the Committee in accordance with such rules as may be specified by the Committee; provided, however, that no Beneficiary designation shall be effective unless it is received by the Committee prior to the date of death of the Participant.

     (c)  "BOARD" means the Board of Directors of the Company.

     (d)  "CHANGE IN CONTROL" of the Company means any of the following events:

          (i) The Company is merged or consolidated or reorganized into or with another corporation or other legal person, and as a result of such merger, consolidation or reorganization less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such transaction are held in the aggregate by the holders of Voting Stock of the Company immediately prior to such transaction;

          (ii) The Company sells or otherwise transfers all or substantially all of its assets to any other corporation or other legal person, and as a result of such sale or transfer less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such sale or transfer is held in the aggregate by the holders of Voting Stock of the Company immediately prior to such sale or transfer;

          (iii) There is a report filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the Exchange Act, disclosing that:

               (A) any person (as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities representing 15% or more of the Voting Stock of the Company; or

               (B) any person has, during any period, increased the number of shares of Voting Stock beneficially owned by such person by an amount equal to or greater than 5% of the outstanding shares of Voting Stock; provided, however, that transfers of shares of Voting Stock between a person and the affiliates or associates (as such terms are defined under Rule 12b-2 or any successor rule or regulation promulgated under the Exchange Act) of such person shall not be considered in determining any increase in the number of shares of Voting Stock beneficially owned by such person;

          (iv) The Company files a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) that a change in control of the Company has or may have occurred or will or may occur in the future pursuant to any then-existing contract or transaction;

          (v) If during any period of two consecutive years, individuals who at the beginning of any such period constitute the Directors of the Company cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company's stockholders, of each Director of the Company first elected during such period was approved by a vote of at least two-thirds of the Directors of the Company then still in office who were Directors of the Company at the beginning of any such period; or

          (vi) The Board approves, or the Company enters into an agreement providing for, a transaction, event or development that constitutes (or would constitute if consummated) a Change of Control pursuant to any of the foregoing.

          (vii) Notwithstanding the foregoing provisions of (iii) and (iv) above, unless otherwise determined in a specific case by a majority vote of the Board, a "Change in Control" shall not be deemed to have occurred for purposes of this Plan (A) solely because (1) the Company, (2) a Subsidiary or (3) any Company-sponsored employee stock ownership plan or other employee benefit plan either files or becomes obligated to file a report or proxy statement under or in response to Schedule 13D, Schedule 14D-1, Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) under the Exchange Act, disclosing beneficial ownership by it of shares of Voting Stock of the Company, whether in excess of 15% or otherwise, or because the Company reports that a change of control of the Company has or may have occurred or will or may occur in the future by reason of such beneficial ownership or (B) solely because of a change in control of any Subsidiary.

     (e) "CODE" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

     (f) "COMMITTEE" means the Compensation Committee of the Board, or such other committee or subcommittee appointed by the Board or the Committee to administer the Plan as set forth in Section 4(a).

     (g) "COMMON STOCK" means the common stock of the Company, par value $.01 per share, or such other class or kind of shares or other securities as may be applicable under Section 14.

     (h) "EFFECTIVE DATE" means the date the Plan is adopted by the Board, subject to the approval of the stockholders of the Company as described in
Section 13.

     (i) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as such law, rules or regulations may be amended from time to time.

     (j) "FAIR MARKET VALUE" means, as of any given date, the closing price of the Common Stock (or if no transactions were reported on such date on the next preceding date on which transactions were reported) in the principal market in which such Common Stock is traded on such date.

     (k) "FREE-STANDING STOCK APPRECIATION RIGHT" means a Stock Appreciation Right not granted in tandem with an Option.

     (l) "GRANT DATE" means, with respect to any Award, the date on which such Award was granted.

     (m) "IMMEDIATE FAMILY" means a Participant's spouse, children and grandchildren, and, to the extent applicable, the Participant.

     (n) "INCENTIVE STOCK OPTION" means an Option which is intended to qualify as an incentive stock option under Section 422 of the Code.

     (o) "INITIAL VALUE" means the initial value, if any, of a Free-Standing Stock Appreciation Right as determined at the time of grant by the Committee in its discretion and as set forth in the applicable Agreement; provided, however, that the Initial Value per share of Common Stock covered by the Free-Standing Stock Appreciation Right shall not be less than the Fair Market Value of a share of Common Stock as of the Grant Date.

     (p) "LIMITED STOCK APPRECIATION RIGHT" means a Tandem Stock Appreciation Right or a Free-Standing Stock Appreciation Right that entitles the Participant to receive a cash payment only in connection with a Change in Control, subject to the terms and conditions provided for in Section 7(e).

     (q) "NON-QUALIFIED STOCK OPTION" means an Option which is not intended to qualify as an Incentive Stock Option.

     (r) "OPTION" means an option to purchase shares of Common Stock, subject to the terms and conditions provided for in Section 6.

     (s) "OPTION PRICE" means the exercise price per share of Common Stock purchasable under an Option, as determined at the time of grant by the Committee in its discretion and as set forth in the applicable Agreement, which shall not be less than the Fair Market Value of a share of Common Stock as of the Grant Date; provided, however, that the Option Price for an Incentive Stock Option granted to a Ten Percent Stockholder shall be no less than 110% of the Fair Market Value of a share of Common Stock as of the Grant Date.

     (t) "PARTICIPANT" means an officer, employee, consultant or independent contractor providing services to the Company or one of its Subsidiaries who is designated by the Committee to receive an Award under the Plan.

     (u) "PERFORMANCE GOAL" means those goals described in Section 10, the attainment of which may determine the degree of payout and/or vesting with respect to an Award.

     (v) "PERFORMANCE PERIOD" means any period for which one or more Performance Goals have been established.

     (w) "PERFORMANCE SHARE" means any right to receive the Fair Market Value (on the Grant Date) of a share of Common Stock, which right is contingent on the achievement of one or more Performance Goals during a specified Performance Period, subject to the terms and conditions provided for in Section 9.

     (x) "PERFORMANCE UNIT" means any right to receive a designated dollar value amount, which right is contingent on the achievement of one or more Performance Goals during a specified Performance Period, subject to the terms and conditions provided for in Section 9.

     (y) "QUALIFYING PERFORMANCE-BASED AWARD" means any Award intended to result in "qualified performance-based compensation" within the meaning of
Section 162(m) of the Code.

     (z) "RESTRICTED SHARES" means restricted shares of Common Stock, subject to the terms and conditions provided for in Section 8.

     (aa) "RESTRICTED SHARE UNIT" means any right to receive shares of Common Stock in the future, subject to the terms and conditions provided for in Section 8.

     (bb) "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations thereunder, as such law, rules or regulations may be amended from time to time.

     (cc) "STOCK APPRECIATION RIGHT" means a right to receive the appreciation, if any, in the Fair Market Value of shares of Common Stock, subject to the terms and conditions provided for in Section 7.

     (dd) "SUBSIDIARY" means a corporation, limited liability company, limited partnership, joint venture or other entity in respect of which the Company directly or indirectly beneficially owns or controls a majority of the voting securities or voting interests.

     (ee) "TANDEM STOCK APPRECIATION RIGHT" means a Stock Appreciation Right granted in tandem with an Option.

     (ff) "TEN PERCENT STOCKHOLDER" means a person who owns (after taking into account the attribution rules of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company.

     (gg) "VOTING STOCK" means at any time, the then-outstanding securities entitled to vote generally in the election of directors of a corporation.

SECTION 3.     SHARES AVAILABLE FOR GRANT.

     (a) Subject to adjustment as provided in Section 14 of this Plan, the number of shares of Common Stock that may be issued or transferred under the Plan shall not exceed 850,000 shares; provided, however, that no more than 250,000 of such shares may be issued or transferred under the Plan in the form of Restricted Shares or Restricted Share Units. Notwithstanding the foregoing:

          (i) upon the payment of any Option Price or satisfaction of any withholding amount by the delivery to the Company, or attestation to the ownership, of Common Stock pursuant to Section 6(b)(i), or share withholding pursuant to Section 18(h), there shall be deemed to have been issued or transferred under this Plan only the net number of shares of Common Stock actually issued or transferred by the Company; and

          (ii) if any Award (A) is cancelled or forfeited, or terminates, expires or lapses for any reason without delivery of shares of Common Stock or resulting in forfeiture of shares of Common Stock to the Company, or (B) is settled in cash rather than by issuance of shares of Common Stock, then any shares of Common Stock relating to such Award (to the extent of such cancellation, forfeiture, termination, expiration, lapse or settlement) shall not count against the aggregate number of shares of Common Stock that may be issued or transferred under the Plan.

     (b) Shares of Common Stock issued under the Plan may be authorized and unissued shares or issued and re-acquired shares, as the Committee may from time to time determine.

     (c) Notwithstanding anything in this Section 3 or elsewhere in this Plan to the contrary, and subject to adjustment as provided in Section 14 of this Plan, no Participant shall be granted during any one calendar year: (i) Options to purchase more than 200,000 shares of Common Stock, (ii) Stock Appreciation Rights covering more than 200,000 shares of Common Stock, (iii) Performance Shares covering more than 200,000 shares of Common Stock or (iv) Performance Units covering more than $300,000. In all cases, determinations under this
Section 3(c) shall be made in a manner that is consistent with the exemption for performance-based compensation provided by Section 162(m) of the Code.

SECTION 4.     ADMINISTRATION.

     (a) The Plan shall be administered by the Committee, which shall be appointed by the Board. To the extent necessary or desirable to satisfy the requirements for exemption from Section 16(b) of the Exchange Act, the requirements for exemption from Section 162(m) of the Code, or the applicable standards of any national securities exchange upon which shares of Common Stock are traded or quoted, the Committee shall consist of two or more members of the Board who, during the time of their service as members of the Committee, qualify as "Non-Employee Directors" within the meaning of Rule 16b-3 under the Exchange Act (or any successor definition thereto), "outside directors" within the meaning of Section 162(m) of the Code (or any successor definition thereto), and "independent directors" within the meaning of applicable standards of any national securities exchange upon which shares of Common Stock are traded or quoted. Notwithstanding the foregoing, the Committee shall have full authority to delegate to a subcommittee any and all powers and duties of the Committee with respect to this Plan, such subcommittee to be constituted and to have such authority as may be necessary to satisfy any and all requirements of Section 16(b) of the Exchange Act, Section 162(m) of the Code or any applicable standards of any national securities exchange upon which shares of Common Stock are traded or quoted.

     (b)  The Committee shall have full and final authority to:

          (i) interpret and construe the provisions of the Plan and of any agreements or instruments relating to the Plan and to decide all questions of fact arising in its application;

          (ii)   designate Participants;

          (iii)  make Awards to Participants under the Plan;

          (iv) determine the type of Award to be made and the amount, size, terms and conditions of each such Award;

          (v) determine and establish additional terms and conditions not inconsistent with the Plan for any Agreements entered into with Participants in connection with the Plan;

          (vi) determine the time when Awards will be granted and when rights may be exercised, which may be after termination of employment;

          (vii) to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; and

          (viii) make all other determinations necessary or advisable for the administration of the Plan and otherwise supervise the administration of the Plan.

     (c) Each interpretation, determination or other action made or taken pursuant to the Plan by the Committee shall be final, conclusive and binding on all persons; provided, however, that any such decision made or action taken may be reviewed by the Board, in which case the determination of the Board shall be final and conclusive. This provision shall not be construed to grant to any person any right to review by the Board of any decision made or action taken by the Committee.

     (d) Neither the Board, the Committee nor any member thereof shall be liable for any act, omission, interpretation, construction or determination made in connection with the Plan in good faith, and the members of the Board and the Committee may be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including attorneys' fees) arising therefrom to the full extent permitted by law and under any directors' and officers' liability insurance that may be in effect from time to time. In addition, no member of the Board or the Committee, and no officer or employee, shall be liable for any act, or failure to act hereunder, by any other member or other officer or employee or by any agent to whom duties in connection with the administration of this Plan have been delegated or for any act or failure to act by such member or officer or employee, in all events except for his or her own willful misconduct or as expressly provided by statute.

     (e) To the extent permitted by applicable law, the Committee may delegate to one or more executive officers of the Company any or all of the authority and responsibility of the Committee with respect to the Plan, other than with respect to persons who are subject to Section 16 of the Exchange Act. To the extent the Committee has so delegated to one or more executive officers the authority and responsibility of the Committee, all references to the Committee herein shall include such officer or officers.

SECTION 5.     AGREEMENT.

     The terms and conditions of each grant or sale of Awards shall be embodied in a written agreement (the "Agreement") in a form approved by the Committee which shall contain terms and conditions not inconsistent with the Plan and which shall incorporate the Plan by reference. Each Agreement shall:

     (a) state the Grant Date of the Award, the number of shares of Common Stock issuable in connection with the Award, the number of Free-Standing Stock Appreciation Rights (including Limited Stock Appreciation Rights), Restricted Shares or Restricted Share Units related to the Award, or the dollar value of the Award, as the case may be, and:

          (i) in the case of Options (and any related Tandem Stock Appreciation Rights, including Limited Stock Appreciation Rights), the Option Price;

          (ii) in the case of Restricted Shares or Restricted Share Units, the purchase price, if any, for such Restricted Shares or Restricted Share Units; or

          (iii) in the case of Free-Standing Stock Appreciation Rights (including Limited Stock Appreciation Rights), the Initial Value thereof and the maximum number of shares of Common Stock that may be issued in connection therewith;

     (b)  specify any applicable vesting schedule, including any Performance
Goals;

     (c) in the case of Options, state whether the Option is intended to qualify as an Incentive Stock Option;

     (d) specify the limitations on transfer of Awards consistent with the terms of the Plan;

     (e) provide for the treatment of Awards in the event of the termination of the Participant's employment;

     (f) provide such other additional or alternative terms as may, in the Committee's discretion, be advisable to comply with the exemptive relief provided by Rule 16b-3 under the Exchange Act;

     (g) provide such other terms and conditions, not inconsistent with the Plan, as the Committee may deem advisable;

     (h) be signed by the recipient of the Award and a person designated by the Committee; and

     (i)  be delivered to the recipient of the Award.

SECTION 6.      TERMS OF OPTIONS.

     (a) TERMS OF OPTIONS GENERALLY. Options may be granted to any Participant to purchase such number of shares of Common Stock as the Committee shall determine in its discretion. Options granted under the Plan shall comply with the terms and conditions set forth in this Section 6.

          (i)   VESTING.

                (A) Each Option shall vest and become exercisable as determined by the Committee and as set forth in the applicable Agreement; provided, however, that the Committee shall have the right at any time to accelerate the vesting of any Option previously granted under the Plan, and all Options shall immediately vest and become exercisable upon a Change in Control.

                (B) An Option shall be exercisable following a Participant's termination of employment with the Company or any of its Subsidiaries at such times and in such manner as determined by the Committee, which the Committee may specify in the applicable Agreement or determine at the time of such termination of employment.

                (C) The aggregate Fair Market Value (determined at the time of grant) of the Common Stock for which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under the Plan (and/or any other stock option plans of the Company or any Subsidiary) shall not exceed $100,000.

          (ii) DURATION OF OPTIONS. Each Option shall be effective for such term as shall be determined by the Committee and set forth in the Agreement; provided, however, that no Incentive Stock Option shall be exercisable more than ten years after the date such Incentive Stock Option is granted, and provided further, that that no Incentive Stock Option granted to a Ten Percent Stockholder shall be exercisable more than five years after the date such Incentive Stock Option is granted.

          (iii) INCENTIVE STOCK OPTIONS. Anything in the Plan to the contrary notwithstanding, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify either the Plan or any Incentive Stock Option under Section 422 of the Code. Notwithstanding the foregoing, in the event a

Participant voluntarily disqualifies an Option as an Incentive Stock Option within the meaning of Section 422 of the Code, the Committee may, but shall not be obligated to, make such additional grants, awards or bonuses as the Committee shall deem appropriate, to reflect the tax savings to the Company which result from such disqualification. To the extent that an Option is disqualified as an Incentive Stock Option within the meaning of Section 422 of the Code, such Option shall constitute a Non-Qualified Stock Option.

     (b) PAYMENT OF OPTION PRICE. Payment of the Option Price shall be made in full at the time the notice of exercise of the Option is delivered to the Committee and shall be in cash, bank certified or cashier's check or personal check (unless at the time of exercise the Committee in a particular case determines not to accept a personal check) for the Common Stock being purchased. The Committee may determine at the time the Option is granted for Incentive Stock Options, or at any time before exercise for Non-Qualified Stock Options, that additional forms of payment will be permitted. To the extent permitted by the Committee and applicable laws and regulations (including, but not limited to, federal tax and securities laws and regulations and state corporate law), an Option may be exercised by:

          (i) delivery to the Company of shares of Common Stock owned by the Participant having a Fair Market Value equal to the Option Price and, at the discretion of the Committee, any federal, state or local withholding tax obligations that may arise in connection with the exercise, provided that:

               (A) at the discretion of, and subject to procedures satisfactory to, the Committee, whenever a Participant is permitted to exercise an Option by delivering to the Company shares of Common Stock owned by the Participant, such delivery requirement may be satisfied by presenting attestation of record ownership of such shares of Common Stock, or, to the extent permitted by the Committee, beneficial ownership of such shares of Common Stock, in which case the Company shall treat the Option as exercised without further payment and shall withhold such number of shares of Common Stock from those shares acquired by the exercise of the Option, and

               (B) unless otherwise provided by the Committee, an Option may not be exercised by delivery to the Company, or attestation to the ownership, of shares of Common Stock unless such shares either have been owned by the Participant (with good title, free and clear of all liens and encumbrances) for more than six months (and not used for another Option exercise by attestation during such period) or were not acquired, directly or indirectly, from the Company; or

          (ii) delivery of a properly executed exercise notice, together with irrevocable instructions to a broker selected or approved by the Committee, all in accordance with the regulations of the Federal Reserve Board, to deliver promptly to the Company the amount of the sale or loan proceeds to pay the Option Price and, at the discretion of the Committee, any federal, state or local withholding tax obligations that may arise in connection with the exercise.

     (c) RELOAD OPTIONS. The Committee may provide in the applicable Agreement that the Participant will automatically be granted a new Option (the "Second Option") in the event that the Participant exercises a prior Option (the "First Option") by paying some or all of the exercise price of the First Option with shares of Common Stock or by satisfying some or all of the Participant's tax liability incurred in connection with the First Option by having shares of Common Stock withheld to satisfy such liability. The number of shares of Common Stock subject to the Second Option and the other terms and conditions thereof shall be determined by the Committee and set forth in the Agreement applicable to the First Option.

     (d) EFFECT OF EXERCISE ON RELATED TANDEM STOCK APPRECIATION RIGHTS. The exercise of an Option shall result in the cancellation of any related Tandem Stock Appreciation Rights on a share-for-share basis.

     (e) LIMITATION ON EXERCISE. The Options shall not be exercisable unless either the Common Stock subject to the Options has been registered under the Securities Act and qualified under applicable state "blue sky" laws in connection with the offer and sale thereof, or the Participant has furnished the Company with an investment representation satisfactory to the Company that such registration and qualification is not required as a result of the availability of an exemption from registration under such laws.

     (f) DELIVERY OF CERTIFICATE. As soon as practicable following the exercise of an Option, a certificate in the Participant's name evidencing the appropriate number of shares of Common Stock issued in connection with such exercise shall be delivered to the Participant.

SECTION 7.     TERMS OF STOCK APPRECIATION RIGHTS.

     (a) TERMS OF STOCK APPRECIATION RIGHTS GENERALLY. Each Stock Appreciation Right granted under the Plan shall comply with the terms and conditions set forth in this Section 7.

          (i) GRANTS OF STOCK APPRECIATION RIGHTS. Each Tandem Stock Appreciation Right shall relate to a specific Option granted under the Plan and in the case of Incentive Stock Options may be granted only concurrently with the Option to which it relates. In the case of Non-Qualified Stock Options, Tandem Stock Appreciation Rights may be granted at any time prior to the exercise, termination or expiration of such Option. Free-Standing Stock Appreciation Rights may be granted by the Committee at any time to any Participant.

          (ii) VESTING, EXERCISE AND DURATION OF STOCK APPRECIATION RIGHTS. A Tandem Stock Appreciation Right shall be exercisable by a Participant only at such times as the Option to which it relates may be exercised, shall be forfeited when the related Option is forfeited and may expire no later than the expiration of the related Option. A Tandem Stock Appreciation Right granted in connection with an Incentive Stock Option may be exercised only if and when the Fair Market Value of the Common Stock subject to the Incentive Stock Option exceeds the Option Price. Each Free-Standing Stock Appreciation Right shall vest and become exercisable as determined by the Committee and as set forth in the applicable Agreement; provided, however, that all Free-Standing Stock Appreciation Rights shall immediately vest and become exercisable upon a Change in Control.

          (iii) VALUE OF STOCK APPRECIATION RIGHTS. A vested Stock Appreciation Right shall entitle a Participant to receive from the Company, upon exercise of the right, an amount (payable in the manner described in Section 7(c)) equal to the Fair Market Value on the exercise date of the Stock Appreciation Right of the total number of shares of Common Stock for which the Stock Appreciation Right is exercised, less (A) in the case of Tandem Stock Appreciation Rights, the Option Price that the Participant would have otherwise been required to pay to purchase such shares had the Option been exercised with respect to such shares or (B) in the case of a Free-Standing Stock Appreciation Right, the Initial Value.

          (iv) NUMBER OF SHARES COVERED BY A TANDEM STOCK APPRECIATION RIGHT. In no case may the number of shares of Common Stock covered by a Tandem Stock Appreciation Right exceed the number of shares of Common Stock covered by the related Option.

     (b) EFFECT OF EXERCISE OF TANDEM STOCK APPRECIATION RIGHT ON RELATED OPTION. The exercise of a Tandem Stock Appreciation Right shall automatically result in the cancellation of the related Option on a share-for-share basis.

     (c) PAYMENT. Payment to a Participant upon the exercise of a Stock Appreciation Right shall be made as soon as practicable following such exercise and, in the discretion of the Committee, may be made in cash, in shares of Common Stock or in a combination of cash and shares of Common Stock; provided, however, that payment shall not be made in Common Stock unless Common Stock has been registered under the Securities Act, or the Company has determined that an exemption under the Securities Act is available and applicable to such exercise and payment in Common Stock.

     (d) DELIVERY OF CERTIFICATE. As soon as practicable following the exercise of a Stock Appreciation Right that is paid in whole or part in Common Stock, a certificate evidencing the appropriate number of shares of Common Stock issued in connection with such exercise shall be delivered to the Participant.

     (e) LIMITED STOCK APPRECIATION RIGHTS. In its discretion, the Committee may grant Tandem Stock Appreciation Rights or Free-Standing Stock Appreciation Rights in the form of Limited Stock Appreciation Rights, which entitle the Participant to receive a cash payment only in connection with a Change in Control. To the extent provided by the Committee, a Limited Stock Appreciation Right may be automatically exercisable at a time or upon an event determined by the Committee at the time of grant or thereafter, or it may be exercised by the Participant during the period beginning not earlier than the date of a Change in Control, and ending not later than ninety days following the date of the Change in Control. As soon as practicable following the exercise of a Limited Stock Appreciation Right, except as otherwise provided in the applicable Agreement, the Participant shall receive in cash, in shares of Common Stock or in a combination of cash and shares of Common Stock, in the discretion of the Committee, the amounts set forth in Section 7(a)(iii).

SECTION 8.     TERMS OF RESTRICTED SHARES AND RESTRICTED SHARE UNITS.

     (a) TERMS OF RESTRICTED SHARES AND RESTRICTED SHARE UNITS GENERALLY. Restricted Shares and/or Restricted Share Units may be granted or offered for sale to any Participant, may be granted solely in consideration for services rendered or to be rendered to the Company, or its Subsidiaries or affiliates, and may also be granted in substitution and exchange for "restricted property" (within the meaning of Section 83 of the Code) held by a Participant. If Restricted Shares or Restricted Share Units are offered for sale hereunder, the purchase price shall be payable in cash, or, in the discretion of the Committee and to the extent provided in the applicable Agreement, in shares of Common Stock already owned by the Participant, in other property, or in any combination of cash, shares of Common Stock or such other property. Restricted Shares or Restricted Share Units offered for sale shall be sold at a purchase price determined at the time of offering by the Committee in its discretion and as set forth in the applicable Agreement. Restricted Shares or Restricted Share Units granted or offered for sale under the Plan shall comply with the terms and conditions set forth in this Section 8.

          (i) RESTRICTIONS. In addition to the transferability restrictions set forth in Section 18(a), Restricted Shares and Restricted Share Units granted to Participants shall be subject to such additional restrictions as the Committee may impose in its discretion, as set forth in the applicable Agreement.

          (ii) VESTING.

               (A) The restrictions applicable to any grant of Restricted Shares and/or Restricted Share Units shall lapse as determined by the Committee and as set forth in the applicable Agreement. Such vesting provisions may include, without limitation, vesting based upon time-based restrictions, the achievement of specific Performance Goals with respect to a Performance Period, time-based restrictions on vesting following the attainment of specific Performance Goals with respect to a Performance Period, and/or restrictions under applicable federal or state securities laws; provided, however, that, except to the extent that any grant of Restricted Shares or Restricted Share Units is intended to be a Qualifying Performance-Based Award, the Committee shall have the right at any time to accelerate the vesting of any Restricted Shares or Restricted Share Units previously granted under the Plan, and all Restricted Shares and Restricted Share Units shall immediately vest upon a Change in Control.

               (B) To the extent that any Award of Restricted Shares or Restricted Share Units vest based on achievement of any Performance Goals, as soon as is reasonably practicable following the end of any applicable Performance Period, the Committee shall determine the extent to which Performance Goals have been attained for such Performance Period and what, if any, vesting or payment is due with respect to the Award of Restricted Shares or Restricted Share Units. Subject to the Committee certifying in writing as to the satisfaction of the requisite Performance Goals if such certification is required in order to qualify the Award as a Qualifying Performance-Based Award or otherwise under the applicable Agreement, vesting or payment of Restricted Shares or Restricted Share Units shall occur as promptly as practicable following such Committee determination unless deferred subject to such terms and conditions as may be prescribed by the Committee and set forth in the applicable Agreement.

     (b) DELIVERY OF CERTIFICATE FOR RESTRICTED SHARES. At the time of grant or sale of Restricted Shares to a Participant, a certificate evidencing the appropriate number of shares of Common Stock granted or sold to the Participant as Restricted Shares shall be issued in the Participant's name but shall be held by the Company for the account of the Participant until such time as such Restricted Shares vest hereunder. As soon as reasonably practicable after such vesting or the Committee's determination of vesting, as applicable, the certificate evidencing such Restricted Shares shall be delivered to the Participant.

      (c) Settlement of Restricted Share Units. No shares of Common Stock shall be issued at the time of grant or sale of Restricted Share Units to a Participant. Any Restricted Share Units that vest in accordance with the terms and conditions of the applicable Agreement shall be settled in cash, in shares of Common Stock, or in a combination of cash and shares of Common Stock as determined by the Committee in its discretion or as otherwise provided for under the Agreement; provided, however, that settlement shall not be made in Common Stock unless Common Stock has been registered under the Securities Act, or the Company has determined that an exemption under the Securities Act is available and applicable to such exercise and payment in Common Stock. With respect to Restricted Share Units that are payable in whole or in part in shares of Common Stock, the Company shall issue and deliver to the Participant as soon as reasonably practicable after vesting or the Committee's determination of vesting, as applicable, a certificate evidencing the appropriate number of shares of Common Stock payable to the Participant.

     (d) VOTING AND DIVIDEND RIGHTS. A Participant shall have all rights of a stockholder as to any Restricted Shares sold or granted to the Participant, including the right to receive dividends and the right to vote for directors and upon other matters in accordance with the Company's charter. There shall be no voting rights with respect to Restricted Share Units. The Committee, in its discretion, may grant dividend equivalent rights with respect to earned but unpaid Restricted Share Units as evidenced by the applicable Agreement.

SECTION 9.     PERFORMANCE SHARES AND PERFORMANCE UNITS.

     (a) TERMS OF PERFORMANCE SHARES AND PERFORMANCE UNITS GENERALLY. Performance Shares and/or Performance Units may be granted to any Participant in such amounts and upon such terms and conditions as the Committee shall determine in its discretion, subject to the provisions of this Section 9.

          (i) VALUATION. Each Performance Share shall have an initial value equal to the Fair Market Value of a share of Common Stock on the Grant Date. Each Performance Unit shall have an initial value that is established by the Committee on the Grant Date.

          (ii) PERFORMANCE PERIOD. The Performance Period for each grant of Performance Shares or Performance Units shall be established by the Committee.

          (iii) PERFORMANCE GOALS. For each grant of Performance Shares or Performance Units, the Committee in its discretion shall determine the Performance Goals to be achieved during any Performance Period, the proportion of payments, if any, to be made for performance between the minimum and full performance levels for any Performance Goal, and, if applicable, the relative percentage weighting given to each of the selected Performance Goals.

     (b) PAYMENT. As soon as is reasonably practicable following the end of any applicable Performance Period, the Committee shall determine the extent to which Performance Goals have been attained for such Performance Period and what, if any, payment is due with respect to the Award of Performance Shares or Performance Units. Subject to the Committee certifying in writing as to the satisfaction of the requisite Performance Goals if such certification is required in order to qualify the Award as a Qualifying Performance-Based Award or otherwise under the applicable Agreement, payment of earned Performance Shares or Performance Units shall be made as promptly as practicable following such Committee determination unless deferred subject to such terms and conditions as may be prescribed by the Committee and set forth in the applicable Agreement. The Committee, in its sole discretion and as set forth in the applicable Agreement, may pay earned Performance Shares and Performance Units in the form of cash, shares of Common Stock (which may be Restricted Shares), Restricted Share Units or a combination of cash, shares of Common Stock (which may be Restricted Shares) and Restricted Share Units, which have an aggregate Fair Market Value equal to the value of the earned Performance Shares or Performance Units at the close of the applicable Performance Period. In the event that Restricted Shares or Restricted Share Units are to be received upon payment, in whole or in part, of Performance Shares or Performance Units, the Committee shall also determine the restrictions applicable to such Restricted Shares or Restricted Share Units, which restrictions shall be set forth in the applicable Agreement. Any Restricted Shares or Restricted Share Units payable in connection with Performance Shares or Performance Units shall, pending the vesting thereof, be evidenced in the manner set forth in Section 8 hereof.

     (c) VOTING AND DIVIDEND RIGHTS. Participants shall have no voting rights with respect to any shares of Common Stock underlying a grant of Performance Shares or Performance Units held by them during the applicable Performance Period. The Committee, in its discretion, may grant dividend equivalent rights with respect to any earned but unpaid shares of Common Stock underlying a grant of Performance Shares or Performance Units during the applicable Performance Period.

SECTION 10.    PERFORMANCE GOALS.

     (a) To the extent permitted by the Plan, the Committee may make Awards that are intended to be Qualifying Performance-Based Awards. The Performance Goals relating to any Qualifying Performance-Based Award shall be pre-established and objective within the meaning of Code Section 162(m). Accordingly, the Performance Goals relating to any Qualifying Performance-Based Award shall be established within the first ninety (90) days of the Performance Period (or such earlier or later date as may be required or permitted by Section 162(m)), and shall be based on one or more of the following objective criteria:

     (i)    Net earnings;
     (ii)   Earnings per share;
     (iii)  Net sales growth;
     (iv)   Net income (before or after taxes);
     (v)    Net operating profit;
     (vi) Return measures (including return on assets, capital, equity or sales);
     (vii)  Cash flow (including operating cash flow and free cash flow);
     (viii) Cash flow return on investments, which equals net cash flows divided by stockholders' equity;
     (ix) Earnings before or after taxes, interest, depreciation and/or amortization;
     (x)    Internal rate of return or increase in net present value;
     (xi)   Gross margins;
     (xii)  Operating margin;
     (xiii) Share price (including growth measures and total stockholder return);
     (xiv)  Expense targets;
     (xv) Working capital targets relating to sales, inventory and/or accounts receivable;
     (xvi) Planning accuracy (as measured by comparing planned results to actual results);
     (xvii) Key operational measures (including delivery performance, quality measurements, employee safety metrics and market share expansion).

Performance Goals may be designed to measure, for any Performance Period, the performance of the Company on a consolidated basis, or any one or more Subsidiaries, divisions or business units of the Company, relative to any standards determined by the Committee, including performance compared to prior periods on an absolute basis and performance compared to other companies, Subsidiaries, divisions or business units; provided that it shall only be appropriate to measure net earnings per share and market price per share on a consolidated basis. At the discretion of the Committee, multiple Performance Goals may be established and may have the same or different weighting.

     (b) At any time prior to vesting or payout of any performance-based Award, the Committee may adjust previously established Performance Goals or other terms or conditions to reflect major unforeseen events such as changes in laws, regulations or accounting policies or procedures, mergers, acquisitions or divestitures or extraordinary, unusual or nonrecurring items or events, subject to the limitations of Code Section 162(m) with respect to those Awards that are structured to be Qualifying Performance-Based Awards.

     (c) In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the Performance Goal criteria listed in
Section 10(a) without obtaining stockholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining stockholder approval.

     (d) In the event that the Committee determines that it is advisable to grant performance-based Awards that do not qualify as Qualifying
Performance-Based Awards, the Committee may make such grants without satisfying the requirements of Code Section 162(m).

SECTION 11.    OTHER AWARDS.

     The Committee shall have the authority to specify the terms and provisions of other equity-based or equity-related Awards not described above (including the grant or offer for sale of unrestricted shares of Common Stock) which the Committee determines to be consistent with the purpose of the Plan and the interests of the Company, which Awards may provide for the acquisition or future acquisition of shares of Common Stock by Participants or payment in cash or otherwise of amounts based on the value of such shares and may include, without limitation, Awards designed to comply with or take advantage of applicable local laws of jurisdictions other than the United States.

SECTION 12.    SUPPLEMENTAL CASH PAYMENTS.

     Subject to the Committee's discretion, Agreements may provide for the payment by the Company of a supplemental cash payment after the exercise of an Option or Stock Appreciation Right, at the end of the restriction period of an Award of Restricted Shares or Restricted Share Units, or after payment of an Award of Performance Shares or Performance Units. Supplemental cash payments shall be subject to such terms and conditions as shall be provided by the Committee, provided that in no event shall the amount of each payment exceed:

     (a) In the case of an Option, the excess of the Fair Market Value of a share of Common Stock on the date of exercise over the Option Price multiplied by the number of shares for which such Option is exercised; or

     (b) In the case of a Stock Appreciation Right or Award of Restricted Shares, Restricted Share Units, Performance Shares or Performance Units, the value of the shares and/or other consideration issued in payment of such Award.

SECTION 13.    EFFECTIVENESS OF THE PLAN.

     The Plan is effective on the date the Plan is adopted by the Board (the "Effective Date"), subject to the approval of the stockholders of the Company in the manner required by the Company's charter, its Bylaws and the laws of the State of Delaware within twelve months following the date of adoption of the Plan by the Board. Any Awards granted under the Plan after the Effective Date but before the date of stockholder approval of the Plan automatically shall be granted subject to such approval.

SECTION 14.    CERTAIN ADJUSTMENTS.

     The Board may make or provide for such adjustments in the dollar value of outstanding Awards, in the numbers of shares of Common Stock covered by outstanding Awards, in the prices per share applicable to Options and Stock Appreciation Rights and in the kind of shares covered by outstanding Awards, as the Board, in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of Participants that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, or (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event, the Board, in its discretion, may provide in substitution for any or all outstanding Awards under this Plan such alternative consideration as it, in good faith, may determine to be equitable in the circumstances and may require in connection therewith the surrender of all Awards so replaced. The Board may also make or provide for such adjustments in the numbers and kind of shares specified in
Section 3 of this Plan as the Board in its sole discretion, exercised in good faith, may determine is appropriate to reflect any transaction or event described in this Section 14.

SECTION 15.    AMENDMENT.

     (a) AMENDMENT OF THE PLAN. The Board may at any time and from time to time alter, amend, suspend or terminate the Plan in whole or in part; provided, however, that without stockholder approval, the Board may not increase the maximum number of shares which may be issued under the Plan (except increases pursuant to Section 14 hereof), change the class of persons eligible to receive Awards, extend the period during which any Award may be exercised, extend the term of the Plan or change the minimum Option Price; and provided further, that any amendment which must be approved by the stockholders of the Company in order to comply with applicable law or the rules of any national securities exchange upon which the shares of Common Stock are traded or quoted shall not be effective unless and until such approval has been obtained. The termination or any modification, suspension or amendment of the Plan shall not adversely affect a Participant's rights under an Award previously granted without the consent of such Participant. Presentation of the Plan or any amendment thereof for stockholder approval shall not be construed to limit the Company's authority to offer similar or dissimilar benefits in plans or other arrangements that do not require stockholder approval. The Committee also may amend the Plan in such manner as may be necessary so as to have the Plan conform with local rules and regulations in any jurisdiction outside the United States.

     (b) AMENDMENTS TO AWARDS. The Committee may waive any conditions or rights under, amend the terms of, or suspend or terminate any Award theretofore granted, prospectively or retroactively; provided, however, that (i) no such waiver, amendment, suspension or termination shall impair the rights of any Participant or permitted transferee without his or her consent and (ii) except as permitted by the provisions of Section 14 hereof, neither the Board nor the Committee shall, without stockholder approval, amend the terms of previously granted Options to reduce the Option Price per share subject to such Options or cancel such Options and grant substitute Options with a lower price per share than the cancelled Options.

SECTION 16.    DURATION OF THE PLAN.

     Unless previously terminated pursuant to Section 15, the Plan shall terminate on the tenth anniversary of the Effective Date, and no further Awards may be granted hereunder after such date. Awards then outstanding may continue to be exercised, vest or be paid in accordance with their terms.

SECTION 17.    USE OF PROCEEDS.

     The proceeds received by the Company from the sale of Common Stock pursuant to the sale or exercise of Awards under the Plan shall be added to the Company's general funds and used for general corporate purposes.

SECTION 18.    MISCELLANEOUS.

     (a) LIMITATIONS ON TRANSFER. No Award shall be transferable by a Participant otherwise than by will or the laws of descent and distribution, and during the Participant's lifetime shall only be exercisable by or paid to the Participant; provided, however, that this sentence shall not preclude the Participant from designating a Beneficiary. Notwithstanding the preceding sentence, the Committee, in its discretion, may permit the following transfers of any Award except for Incentive Stock Options, which permitted transfers shall be subject to any terms, conditions and prior notice requirements established by the Committee and reflected in the applicable Agreement:

          (i) transfers pursuant to a domestic relations order in settlement of marital property rights;

          (ii) transfers to a revocable trust under circumstances where the Participant is the trustee or co-trustee of such revocable trust and the trust beneficiaries are limited to the Participant, and in the event of the Participant's death, the Participant's spouse, lineal descendants and lineal ancestors; or

          (iii) transfers to or for the benefit of the Participant's Immediate Family (including, without limitation, to a trust for the benefit of the Participant's Immediate Family or to a partnership or limited liability company whose only partners or members are the Participant and/or the Participant's Immediate Family).

Any such permitted transferee shall remain subject to all the terms and conditions applicable to the Award prior to such transfer.

     (b) CONSTRUCTION OF THE TERM "PARTICIPANT". Whenever the word "Participant" is used in this Plan under circumstances where the provision should logically be construed to apply to the executors, the administrators, the Beneficiary, or any other person or persons to whom an Award may be transferred as permitted by the terms of this Plan and any applicable Agreement, the word "Participant" shall be deemed to include such person or persons.

     (c) NO RIGHTS TO GRANTS OR CONTINUED SERVICE. Except as expressly provided for in the Plan, no Participant shall have any claim or right to be granted an Award under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ or service of the Company or any of its Subsidiaries.

     (d) NO RESTRICTION ON RIGHT OF COMPANY TO EFFECT CORPORATE CHANGES. Nothing in the Plan shall affect the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's or any Subsidiary's capital structure or business, or any merger or consolidation of the Company or any Subsidiary, or any issue of stock or of options, warrants or rights to purchase stock or of bonds, notes, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company or any Subsidiary, or any sale or transfer of all or any part of the Company's or any Subsidiary's assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

     (e) NO TRUST OR FUND CREATED. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Subsidiary and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

     (f) GOVERNING LAW. The Plan and all agreements entered into under the Plan shall be construed in accordance with and governed by the law of the State of Delaware.

     (g) GOVERNMENTAL OR OTHER REGULATIONS. Each Award under the Plan shall be subject to the requirement that, if at any time the Committee shall determine that (i) the listing, registration or qualification of the shares of Common Stock subject or related thereto upon any securities exchange or under any state or federal law, (ii) the consent or approval of any government regulatory authority, or (iii) an agreement by the recipient of an Award with respect to the disposition of shares of Common Stock, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the issue or purchase of shares of Common Stock thereunder, such Award may not be consummated in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee. A Participant shall agree, as a condition of receiving any Award under the Plan, to execute any documents, make any representations, agree to restrictions on stock transferability and take any actions which in the opinion of legal counsel to the Company are required by any applicable law, ruling or regulation.

     (h) WITHHOLDING. As a condition to the making of any Award, the vesting or exercise of any Award or the lapse of the restrictions pertaining thereto, the Company may, in the discretion of the Committee, require the Participant to pay such sum to the Company as may be necessary to discharge the Company's obligations with respect to any taxes, assessments or other governmental charges imposed on property or income received by a Participant pursuant to the Plan. In the discretion of the Committee, such payment may be in the form of cash or other property. In the discretion of the Committee, the Company may:

          (i) cause any such withholding obligation to be satisfied by withholding shares otherwise available for delivery to the Participant that have a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction; or

          (ii) deduct or withhold from any payment or distribution to a Participant whether or not pursuant to the Plan.

     (i) STOCKHOLDER RIGHTS. Except as otherwise set forth herein, a Participant shall have no rights as a stockholder with respect to any shares of Common Stock issued or issuable with respect to an Award until a certificate or certificates evidencing such shares shall have been issued to or for the benefit of such Participant, and no adjustment shall be made for dividends or distributions or other rights in respect of any share for which the record date is prior to the date upon which the Participant shall become the holder of record thereof.

     (j) STOCK CERTIFICATES AND BOOK-ENTRY STOCK RECORDS. Notwithstanding anything in the Plan to the contrary, shares of Common Stock issued under this Plan to a Participant may be evidenced in such manner as the Committee may deem appropriate in its discretion, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. For purposes of this Plan, all references to the issuance, legending, escrow or delivery of stock certificates shall include equivalent book-entry registration procedures or comparable means of recording stock ownership in the Company's books and records.

     (k) EXCHANGE ACT SECTION 16. It is intended that the Plan and any grants made to a person subject to Section 16 of the Exchange Act meet all of the requirements of Rule 16b-3 thereunder. If any provision of the Plan or any Award hereunder would disqualify the Plan or such Award, or would otherwise not comply with Rule 16b-3, such provision or Award shall be construed or deemed amended to conform to Rule 16b-3.

                            o FOLD AND DETACH HERE o
--------------------------------------------------------------------------------

                              WOLVERINE TUBE, INC.
         200 CLINTON AVENUE WEST, SUITE 1000, HUNTSVILLE, ALABAMA 35801

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The undersigned stockholder of Wolverine Tube, Inc. ("Wolverine") hereby appoints Dennis J. Horowitz and James E. Deason, and each of them individually, with full power of substitution, as Proxies of the undersigned, and hereby authorizes them to represent and to vote and act for the undersigned, at the Annual Meeting of Stockholders of Wolverine to be held on Wednesday, May 14, 2003 at 8:30 a.m., local time, at The American Conference Centers, 780 Third Avenue, New York, New York 10017, and at any adjournment or postponement thereof, according to the number of votes which the undersigned is now, or may then be, entitled to cast. This proxy revokes all prior proxies given by the undersigned with respect to the matters covered hereby. The undersigned acknowledges receipt of the Proxy Statement, dated April 9, 2003, and the related Notice of Annual Meeting of Stockholders. The Board of Directors recommends that you vote FOR the following proposals.


1. Election of Directors:
   Nominees: Davis, Hauptfuhrer and Horowitz

     / /  VOTE FOR all nominees listed,        / / VOTE WITHHELD except as
          marked to the contrary above             for all nominees

INSTRUCTION: TO WITHHOLD YOUR VOTES FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST ABOVE.

2. Ratify the appointment of Ernst & Young LLP as the independent auditors of Wolverine for the fiscal year ending December 31, 2003.

     / / FOR                    / / AGAINST                   / / ABSTAIN

3. Approve and adopt the Wolverine Tube, Inc. 2003 Equity Incentive Plan.

     / / FOR                    / / AGAINST                   / / ABSTAIN


                          (continued on reverse side)

                            o FOLD AND DETACH HERE o


(CONTINUED FROM OTHER SIDE)

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER AND AT THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AND PROPOSAL 2 AND AT THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

                                     Dated:                                 2003
                                           --------------------------------,



                                     -------------------------------------------
                                     Signature



                                     -------------------------------------------
                                     Signature

                                     Please sign exactly as name (s) appear (s) herein. When shares are held by joint tenants, both should sign. When signing as attorney-in-fact, executor, administrator, or trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized corporate officer. If a partnership, please sign the partnership name by authorized person(s).

       PLEASE MARK, DATE AND SIGN YOUR NAME AS IT APPEARS ON THIS CARD AND
                        RETURN IN THE ENCLOSED ENVELOPE